UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
eRXSYS, INC.
(Name of small business issuer in its charter)

NEVADA                                                                                                     5912                                                                                               98-0233878
(State or jurisdiction of                                                       (Primary Standard Industrial                                                                          (I.R.S. Employer
incorporation or organization)                                           Classification Code Number)                                                                    Identification Number)

18021 Sky Park Circle, Suite G2
Irvine, CA                                                                                                                                                    92614
(Name and address of principal                                                                                                            (Zip Code)
executive offices)

Registrant's telephone number, including area code: 949-222-9971

Approximate date of proposed sale to the public:                                                                                                    As soon as practicable after the effective date of
                                                                                                                                                                                          this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  |__|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	OFFERING AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE PRICE PER UNIT(1)	PROPOSED MAXIMUM AMOUNT OF OFFERING PRICE	REGISTRATION FEE
Common Stock(2) Common Stock Underlying Warrants(3)	7,391,750 shares 3,695,875 shares	$0.28 $0.60	$2,069,690 $2,217,525	$262.23 $280.97
(1)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the bid and asked price as of a specified date within five business days prior to the date of filing this registration statement.

(2)	These shares of common stock refer to those issued in an exempt offering to accredited investors.
(3)	These shares of common stock underlie the warrants to purchase shares of common stock that were issued in an exempt offering to accredited investors.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Cane Clark LLP
3273 E. Warm Springs Rd.
Las Vegas, NV 89120
(702) 312-6255
Fax: (702) 944-7100
Agent for service of process

SUBJECT TO COMPLETION, Dated June 14, 2005

PROSPECTUS
eRXSYS, INC.
11,087,625 SHARES OF COMMON STOCK
___________________

We completed an exempt offering of units to accredited investors on June 17, 2004. Each unit was priced at $0.80 and consisted of two shares of common stock and a warrant to purchase one share of restricted common stock. We are registering in this prospectus the shares contained in each unit, including the issued common stock and the common stock underlying the warrants. The selling shareholders named in this prospectus are offering all of the shares of common stock being registered by this prospectus. eRXSYS, Inc. will not receive any proceeds from the sale of the shares, although we will receive proceeds from the exercise of the stock warrants. eRXSYS, Inc. has not made any arrangements for the sale of these securities.

Our common stock is presently quoted on the over-the-counter bulletin board (the “OTCBB”) administered by the National Association of Securities Dealers (“NASD”) and our stock trading symbol is ERXI. As a result, the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. On June 14, 2005 the last sale price of our common stock as reported by the OTCBB was $0.39 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 8-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: June 14, 2005

Page
Part I. Information Required in Prospectus
Summary Information	5
Risk Factors	8
If we do not obtain additional financing, our business will fail	8
If we are successful in raising additional funding, potential investors could and likely will suffer significant dilution.	8
Because of the time gap between replenishing our inventory and collecting our accounts receivable, we may not have sufficient financing on hand to purchase additional inventory.	8
Because we have a short operating history and a new business model, it is difficult to evaluate our future prospects and this increases the risk of your investment.	9
Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.	9
If we are unable to generate significant revenues from our operations, our business will fail.	10
Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.	10
Since we are subject to onerous government regulations affecting our operations, our business could be adversely affected.	10
If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively and execute our business plan.	11
We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists.	11
If competition increases, our ability to attract and retain customers or expand our business could be impaired.	11
If we have difficulty adapting our service to accommodate any concerns of physicians and technological advances, our business could be harmed.	12
Because we are dependent on third-parties to provide technological support and e-scripting technology, our business could be harmed if third-parties fail to provide technology that we utilize in our operations and/or technological support.	12
If physicians do not embrace the e-scripting technology as an effective means of prescribing medication for their patients, we will not be able to service these physicians’ patients and this will negatively impact business.	13

Because we purchased 95% of our inventory from one drug vendor during the year ended December 31, 2004, there is an increased risk that our business could be harmed if our relationship with this vendor is terminated.	13
If we fail to obtain the mandatory approval to participate in California’s Medicaid program, our pharmacy locations in California will be unable to supply medication to potential customers who rely on health coverage through Medicaid resulting in a material adverse financial impact on our financial results.	13
If some third party payors continue to restrict our ability to participate as suppliers of medication to participants in their health coverage plans, we may experience loss of business resulting in a material adverse financial impact on our financial results.	14
Because we are dependent on third-party payors, our business is volatile and there is an increased risk of loss of your investment.	14
If we fail to maintain an effective system of internal control, we may not be able to accurately report our financial results or prevent fraud resulting in current and potential stockholders losing confidence in our financial reporting.	14
If the selling shareholders sell a substantial number of shares all at once or in large blocks, the market price of our shares would most likely decline.	15
Our quarterly financial results are subject to significant fluctuation, and if our future results are below the expectations of investors, the price of our common stock would likely decline.	15
Because our common stock is quoted on the over-the-counter bulletin board administered by the NASD and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	16
Use of Proceeds	17
Determination of Offering Price	17
Selling Security Holders	17
Plan of Distribution	21
Legal Proceedings	22
Directors, Executive Officers, Promoters and Control Persons	23
Security Ownership of Certain Beneficial Owners and Management	27
Description of Securities	28
Interest of Named Experts and Counsel	29
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	30
Organization Within Last Five Years	30
Description of Business	30
Management’s Discussion and Analysis	41
Description of Property	54
Certain Relationships and Related Transactions	55
Market for Common Equity and Related Stockholder Matters	57
Executive Compensation	60
Consolidated Financial Statements	62
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	63

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the delivery of this prospectus or of any sale of common stock.

Summary Information

eRXSYS, Inc.

We were organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. (“Surforama”). From October 1999 to August 2002, we were in the business of developing and marketing on-line advertising for service providers, corporations and individuals. After this time, we reorganized our operations. We are now engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescription. Because our focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain, we typically will not keep in inventory non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo. We derive our revenue from the sale of prescription drugs.

The majority of our business is derived from physicians who transmit prescriptions directly to our store electronically. We have limited “walk-in” prescriptions.

In April 2003, we entered into a joint venture with TPG Partners, L.L.C. (“TPG”) to form Safescript Pharmacies of California, L.L.C. (“Joint Venture”). This Joint Venture was formed to establish and operate pharmacies. We own 51% of the Joint Venture with TPG owning the remaining 49% (minority owner). In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), to own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”).

In October 2003, we changed our name to eRXSYS, Inc.

In February 2004, we entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN"). We own 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five (5) pharmacies, and eRXSYS will contribute technology, consulting services, and marketing expertise.

At the present time, we have curtailed our development of new pharmacies, but are hopeful that we will resume the development of new pharmacies in the third or fourth quarter of 2005. As of March 31, 2005, we had a working capital deficit of $2,292,734. We will be required to seek additional funds to finance our long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. Our auditors have raised substantial doubt about our ability to continue as a going concern.

Our principal office is located at 18021 Sky Park Circle, Suite G2, Irvine, California, 92614.

We currently have four operating pharmacies. These pharmacies are not fully owned by us and were established and are operated pursuant to the terms of agreements entered into with TPG Partners, L.L.C. and TAPG, L.L.C. The locations of our pharmacies are as follows:

•	2431 N. Tustin Ave., Unit L, Santa Ana, California, 92705,
•	7000 Indiana, Ave., Suite 112, Riverside, California, 92506,
•	12071 124th Avenue NE, Kirkland, Washington, 98034, and
•	3822 S.E. Powell Blvd, Portland, Oregon, 97202.

The Offering
Securities Being Offered	Up to 11,087,625 shares of our common stock of which 7,391,750 are currently issued and outstanding and 3,695,875 represent common shares underlying warrants we have issued.
Offering Price and Alternative Plan of Distribution

All shares being offered are being sold by existing shareholders without our involvement, so the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued and to be Issued
40,636,594 shares of our common stock are issued and outstanding as of June 14, 2005. All of the common stock to be sold under this prospectus will be sold by existing shareholders. Our issued and outstanding shares will increase if warrants issued to the selling shareholders are exercised into common stock. If all of the warrants issued to the selling shareholders are exercised into common stock, we will have 44,332,469 shares of common stock issued and outstanding.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	Fiscal Year Ended December 31, 2004 (audited)	Three Months Ended March 31, 2005 (unaudited)
Cash Total Assets Liabilities Total Stockholder’s Equity (Deficit)	$ 86,325 1,019,340 2,957,565 (1,938,225)	$ 29,995 826,189 3,230,301 (2,404,111)
Statement of Operations
Revenue Net Loss for Reporting Period	$ 1,164,568 $ 8,011,287	$ 648,402 $ 1,103,898

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Due to any of these risks, you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

As of March 31, 2005, we had cash in the amount of $29,995. We entered into several loan agreements during the first quarter of fiscal 2005 and subsequent to March 31, 2005, we received $514,200 in a private equity offering. However, we still require additional financing. Our management anticipates that our current cash on hand is insufficient for us to operate our four existing pharmacies at the current level through the end of September 30, 2005. Our business plan calls for ongoing expenses in connection with evaluating the technology we utilize, maintaining our existing technologies, implementing a new marketing plan, and developing a strong corporate infrastructure to be able to manage further growth and expansion when we resume the development of additional pharmacies. In order to continue to pursue our business plan to establish and operate additional pharmacies, we will require additional funding. If we are not able to secure additional funding, the implementation of our business plan will be delayed and our ability to expand and develop additional pharmacies will be impaired. We intend to secure additional funding through increased sales generated by our operations and an equity financing arrangement. We have commenced a private equity offering in an attempt to secure funding for our operations. There can be no assurance that we will be successful in raising all of the additional funding that we are seeking.

If we are successful in raising additional funding, potential investors could and likely will suffer significant dilution.

We have commenced a private equity offering in an attempt to secure additional funding for our operations. Our exempt offering of units is to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. Each unit consists of two shares of restricted common stock and one warrant to purchase one share of restricted common stock. Subsequent to March 31, 2005, we received proceeds of $514,200 and issued a total of 1,285,500 shares of common stock. We are seeking to raise a total of $1,000,000. There can be no assurance that we will be successful in raising all of the additional funding that we are seeking. In the event that we are successful in securing all of the additional funding we are seeking in our private equity offering, potential investors could and will likely suffer further significant dilution.

Because of the time gap between replenishing our inventory and collecting our accounts receivable, we may not have sufficient financing on hand to purchase additional inventory.

Almost all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. We typically do not receive cash for our sales at the time of transactions and are dependent on health benefit plans to pay for all or a portion of our customers’ prescription purchases. There is a significant delay from the time of a customer’s purchase of medication to the time when we receive payment for the customer’s purchase from a health benefit plan or other third party payor. As a result, we may not have sufficient financing on hand to purchase additional inventory. On or about December 21, 2004, we received a loan evidenced by a promissory note from Robert James, Inc., a company under the control of our CEO Mr. Robert DelVecchio, for the purpose of purchasing inventory for our pharmacies. The promissory note is for a maximum of $150,000. We received this loan to allow us to purchase inventory on an interim basis until such time that we are able to consummate an accounts receivable factoring arrangement for our working capital. On or about February 21, 2004, we paid the loan in full to Robert James, Inc. and entered into an accounts receivable servicing agreement with Mosaic Financial Services, LLC. In the event that Mosaic Financial Services, LLC is unable to service our receivables as set forth in the agreement, we may not have sufficient financing on hand to purchase additional inventory resulting in our pharmacies maintaining insufficient inventory to be able to achieve profitable operations.

Because we have a short operating history and a new business model, it is difficult to evaluate our future prospects and this increases the risk of your investment.

We were incorporated in October 1999. Our Internet web site was also developed in 1999 and never made a profit. We abandoned our prior business model and acquired a new business opportunity. This new business model has not been proven successful or been tested by any other company in any respect. Accordingly, you have a limited opportunity to evaluate our business and future prospects because we have a limited operating history under our current business model. An investor should consider the risks, expenses and uncertainties of a company like ours that has only recently commenced business operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

As we pursue our business plan, we are incurring increasing expenses and expect to do so for the foreseeable future. We incurred an operating loss in the amount of $1,414,008 for the year ended November 30, 2003 and an operating loss in the amount of $8,443,763 for the year ended December 31, 2004. As of December 31, 2004, we had an accumulated deficit of approximately $10.5 million and recurring losses from operations. The term accumulated deficit means the total losses of the company over the life of the company. This differs from profitability in that profitability generally refers to profits in a defined period of time. We initially projected that each store would be cash flow positive by the ninth month of operation; however, none of our operating pharmacies currently is or ever has been cash flow positive. As a result, we anticipate that we will incur increased operating expenses while obtaining only limited increases in revenues from sales. Therefore, we expect to incur significant losses into the foreseeable future and until such time that each pharmacy opened is cash flow positive. There can be no assurance that each pharmacy opened will achieve profitable operations.

If we are unable to generate significant revenues from our operations, our business will fail.

As we pursue our business plan, we are incurring significant expenses. We incurred operating expenses for the year ended December 31, 2004 in the amount of $8,197,168 and had gross sales of $1,164,568 for the same reporting period. We incurred operating expenses for the three months ended March 31, 2005 in the amount of $1,294,372 and had gross sales of $648,402 for the same reporting period. The success and viability of our business is contingent upon generating significant revenues from the operations of our pharmacies such that we are able to pay our operating expenses and operate our business at a profit. Currently, we are unable to generate significant revenues from our existing business to pay our operating expenses and operate at a profit. In the event that we remain unable to generate significant revenues from the sale of prescribed medications at our pharmacies to pay our operating expenses, we will not be able to achieve profitability or continue operations. In such circumstance, you may lose all of your investment.

Because our auditor has raised substantial doubt about our ability to continue as a going concern, our business has a high risk of failure.

As noted in our financial statements, we have only recently commenced operations. The audit report of Squar, Milner, Reehl & Williamson, LLP issued a going concern opinion and raised substantial doubt as to our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

To date, we have abandoned our prior business model and implemented a new business plan to operate pharmacies that specialize in dispensing highly regulated pain medication while incorporating web-based technology that allows physicians to transmit prescriptions from a personal data assistant (“PDA”) and/or desktop computer directly to our dedicated pharmacies. The success of our business operations depends upon our ability to obtain further financing to complete the successful development of our business plan and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to successfully complete the development of our business plan and attain sustainable profitable operations, then our business will fail.

Since we are subject to onerous government regulations affecting our operations, our business could be adversely affected.

The operation of pharmacies is highly regulated and there are extensive federal and state government regulations affecting companies that dispense pharmaceutical products. Each pharmacy location must be licensed by the state government. The licensing requirements vary from state to state. An additional registration certificate must be granted by the Drug Enforcement Agency, and, in some states, a separate controlled substance license must be obtained to dispense Class 2 drugs. In addition, pharmacies selling Class 2 drugs are required to maintain extensive records and often report information to state agencies. The operation of our business is contingent upon compliance with governmental regulations. In the event that a state should revoke a current pharmacy’s license or deny any potential store licenses, our future revenue could be materially impacted in a negative manner. Lastly, new government regulations cannot be predicted and our business could be adversely affected if compliance with new government regulation becomes extremely onerous.

If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively and execute our business plan.

We depend on the services of our senior management. We retained the services of Robert DelVecchio to serve as our Chief Executive Officer and Chief Financial Officer. Our success depends on the continued efforts of Mr. DelVecchio. The loss of the services of Mr. DelVecchio could have an adverse effect on our business, financial condition and results of operations. We do not maintain “key man” or similar insurance policies on Mr. DelVecchio or any other personnel. As our business develops, our success is largely dependent on our ability to hire and retain highly qualified managerial, sales and technical personnel. These managerial, technical and sales personnel are generally in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by other businesses. If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to grow effectively and implement our business plan.

We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists.

There is a nationwide shortage of qualified pharmacists. We current employ four pharmacists, one pharmacist at each operating pharmacy. Although we have not experienced any difficulty recruiting pharmacists in the past, we may experience difficulty attracting, hiring and retaining qualified pharmacists in the future. If we are unable to attract, hire and retain enough qualified pharmacists, our operations could be adversely affected.

If competition increases, our ability to attract and retain customers or expand our business could be impaired.

We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores, dollar stores, mail order pharmacies and drug importation. Competition in this industry is intense primarily because national pharmacies including Walgreens and CVS Pharmacy have expanded significantly and prescription drugs are now offered at a variety of retail establishments when traditionally prescription drugs were only provided at local pharmacies. Supermarkets and discount stores now maintain retail pharmacies onsite as a part of a business plan to provide consumers with all of their retail needs at one location. Retail pharmacies such as Walgreens, CVS Pharmacy, and Rite Aid use proprietary and/or commercialized paperless prescription technology in their pharmacy operations. Many of these retail pharmacies rely substantially on the sale of non-prescription drugs or health and beauty related products to generate revenue. Currently, Safescript Pharmacies, Inc. is the only company that our management is aware of that operates pharmacies in the United States that exclusively dispense pharmaceutical products to patients who require medication for chronic pain management and also provide technological support to physicians to enable them to e-prescribe medication for their patients to the pharmacy. It is possible that significant competition may emerge or chain retail pharmacies will revise their business model and focus on dispensing pharmaceutical products to patients who require medication for chronic pain management. If competitors emerge and offer competing products and services that achieve greater market acceptance, our business, financial condition, and results of operations could be negatively impacted. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. We may also fail to attract and retain consumers because they may prefer to purchase all of their consumer goods at one retail location. We cannot assure you that we will be able to continue to complete effectively in our market or increase our sales volume in response to further increased competition. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors. If we our unable to compete effectively with our competition, we will not be able to attract and retain business resulting in a loss of business and potential discontinuation of operations.

If we have difficulty adapting our service to accommodate any concerns of physicians and technological advances, our business could be harmed.

To be successful, our web portal that physicians utilize has to perform well and the service we provide at the pharmacy has to be efficient. Our business plan calls for us to continually assess the technology we utilize and improve our efficiency. We must continuously evaluate and implement the most user-friendly technology. Feedback that we receive from physicians may require that we add new features and functionality to the technology we utilize. Our inability to adequately address any functionality concerns of physicians could have adverse consequences such as a loss of business. If we are unable to provide technology that is user-friendly, we could experience a loss of business.

Because we are dependent on third-parties to provide technological support and e-scripting technology, our business could be harmed if third-parties fail to provide technology that we utilize in our operations and/or technological support.

We are dependent upon Network Technology, Inc. (“RxNT”) to provide technological support and e-scripting technology for our operations. Any failure in the technology or lack of financial resources to properly operate and deliver the technology would temporarily interrupt our ability to service our customers. In the event that RxNT failed for any reason to provide us with technological support, our customers would experience a lack of service until such time when we were able to secure an agreement with another company to provide technological support. Any failure of the technology we utilize or interruption in service could negatively impact our relationship with physicians resulting in a loss of business and failed operations.

If physicians do not embrace the e-scripting technology as an effective means of prescribing medication for their patients, we will not be able to service these physicians’ patients and this will negatively impact business.

The ability to electronically transmit prescriptions to pharmacies is relatively new. Our success will in part depend upon physicians embracing the ability to electronically submit prescriptions to pharmacies when the customary procedure has been writing prescriptions by hand. It is difficult to predict with any assurance how many physicians will be hesitant to embrace this new technology because it is a departure from prior practice. Those physicians that are reluctant to embrace this new technology are more likely to avoid or discontinue our services after an initial trial. The inability of physicians to adapt and embrace new technology could negatively impact our business.

Because we purchased 95% of our inventory from one drug vendor during the year ended December 31, 2004, there is an increased risk that our business could be harmed if our relationship with this vendor is terminated.
During the year ended December 31, 2004, we purchased 95% of our inventory of prescription drugs from one wholesale drug vendor. During the same period of time, we purchased the remaining 5% of our inventory from 3 different wholesale drug vendors. If there were to be a dispute with the drug vendor that we primarily purchase our inventory from, our ability to supply our pharmacies with adequate inventory could be impaired. In the event that we are unable to maintain adequate inventory in any of our pharmacies, we could experience an interruption in our ability to service customers. Although management believes we could obtain our inventory though another distributor at competitive prices and upon competitive payment terms if our relationships with the wholesale drug vendor were terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.

If we fail to obtain the mandatory approval to participate in California’s Medicaid program, our pharmacy locations in California will be unable to supply medication to potential customers who rely on health coverage through Medicaid resulting in a material adverse financial impact on our financial results.

Our two pharmacy locations in California are currently unable to participate in California’s Medicaid program, known as Medi-Cal. In order to participate in Medicaid programs, each pharmacy must enroll as a participating supplier. The application process required to enroll as a participating supplier in Medi-Cal is onerous. We are currently involved in the application process. During the application process, our two pharmacies in California are unable to fill prescriptions for customers who obtain health coverage through Medi-Cal because our pharmacies are not sanctioned as a participating supplier. We anticipate that we will have a decision on our application some time prior to August 31, 2005 and/or receive a temporary contract number to operate as a participating supplier by June 30, 2005 pending the final approval or denial of our application. The failure to obtain the mandatory approval to participate in California’s Medicaid program could have a material adverse financial impact on our financial results.

If some third party payors continue to restrict our ability to participate as suppliers of medication to participants in their health coverage plans, we may experience of loss of business resulting in a material adverse financial impact on our financial results.

In Orange County, California, the Medicaid program is administered and all benefits are processed by CalOptima. All applications to participate in the Medicaid programs for pharmacies located in Orange County are processed by CalOptima. Currently, CalOptima has placed a moratorium on additional pharmacies enrolling as a supplier in Orange County. As a result, our location in Santa Ana, California is unable to participate as a supplier to potential customers who rely on health coverage through Medicaid. In addition, some third party payors such as Health Net in California have also placed a moratorium on additional pharmacies which they will sanction as a supplier of medication to participants enrolled in the health benefit plans that they administer. The failure of government plans and other third party payors to approve additional pharmacies as suppliers of medication to participants enrolled in their health benefit plans could have a material adverse financial impact on us, and our operations.

Because we are dependent on third-party payors, our business is volatile and there is an increased risk of loss of your investment.

Nearly all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. Health benefit plans include insurance companies, governmental health programs, workers’ compensation, self-funded ERISA plans, health maintenance organizations, health indemnity insurance, and other similar plans. In general, a health benefit plan agrees to pay for all or a portion of a customer's eligible prescription purchases. Any significant loss of third-party payor business for any reason could have a material adverse effect on our business and results of operations. These third-party payors could unilaterally change how they reimburse us, without our prior approval, for the prescription drugs that we provide to their members. The passing in December 2003 of the Medicare Prescription Drug, Improvement and Modernization Act will grant a prescription drug benefit to participants. As a result of this benefit, we may be reimbursed for some prescription drugs at prices lower than our current reimbursement levels. There have been a number of recent proposals and enactments by various states to reduce Medicaid reimbursement levels in response to budget problems, some of which propose to reduce reimbursement levels in the applicable states significantly, and we expect other similar proposals in the future. If third-party payors reduce their reimbursement levels or if Medicare or state Medicaid programs cover prescription drugs at lower reimbursement levels, our margins on these sales would be reduced, and the profitability of our business and our results of operations, financial condition or cash flows could be adversely affected. Additionally, there are no guarantees that health benefit plans will contract with our pharmacies.

If we fail to maintain an effective system of internal control, we may not be able to accurately report our financial results or prevent fraud resulting in current and potential stockholders losing confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financials reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

If the selling shareholders sell a substantial number of shares all at once or in large blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 11,087,625 shares of our common stock through this prospectus. Our common stock is presently quoted on the NASD OTCBB and any sale of shares at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The shares of common stock being registered by this prospectus represent approximately 27% of the common shares outstanding as of the date of this prospectus. We cannot predict the effect, if any, that future sales of shares of our common stock into the market, including those acquirable by the possible conversion of warrants into common shares, will have on the market price of our common stock. Sales of substantial amounts of common stock, including shares issued upon the exercise of warrants and stock options into common stock, or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

Our quarterly financial results are subject to significant fluctuation, and if our future results are below the expectations of investors, the price of our common stock would likely decline.

Our operating results have in the past and could in the future vary significantly from quarter to quarter. Our quarterly operating results are likely to be particularly effected by the number of physicians that utilize our e-scripting technology to prescribe medication for their patients and the volume of medication that they prescribe. Other factors that could affect our quarterly operating results include:

•	our ability to attract new customers and retain our current customers;
•	the emergence of competition;
•	the amount and timing of operating expenses and capital expenditures relating to the business.

Due to these and other factors we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. In addition, we may be unable to accurately forecast our operating results because of our short operating history.

Because our common stock is quoted on the over-the-counter bulletin board administered by the NASD and is subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by the NASD). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as “anticipate,”“believe,”“estimate,”“expect,”“intend,”“predict,”“project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus. Factors that can cause or contribute to these differences include those described under the headings “Risk Factors” and “Plan of Operation.”

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual result may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus that would cause actual results to differ before making an investment decision.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.
Selling Security Holders

The selling shareholders named in this prospectus are offering all of the shares of common stock being registered by this prospectus. The shares include the following:

•
7,391,750 common shares and the right to purchase 3,695,875 common shares that are underlying each warrant that the selling shareholders acquired from us when they purchased units in an offering that was exempt from registration under Rule 506 of Regulation D of the Securities Act. This exempt offering was completed on June 17, 2004. Each purchaser represented his or her intention to acquire the securities for investment intent only and not with a view toward distribution. Each purchaser represented and warranted that they were an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

The selling shareholder purchased their shares in the ordinary course of business. At the time of the purchase, the selling shareholder had no agreements or understandings to distribute the securities.

The following table provides information regarding the beneficial ownership of our common stock by each of the selling shareholders as of June 14, 2005, including:

1. the number of shares owned by each prior to this offering;
2. the number of shares to be received upon the exercise of warrants;
3. the total number of shares that are to be offered by each;
4. the total number of shares that will be owned by each upon completion of the offering;
5. the percentage owned by each upon completion of the offering; and
6. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 40,636,594 shares of common stock outstanding on June 14, 2005.

Name and Address of Selling Shareholder	Shares Owned Prior to This Offering	Shares To Be Received Upon The Exercise of Warrants	Total Number Of Shares To Be Offered For Selling Shareholder Account	Total Shares To Be Owned Upon Completion of This Offering	Percent Owned Upon Completion Of This Offering
Toby Batansky 815 Primrose Lane Wynnewood, PA 19096	60,000	30,000	90,000	0	0%
James W. Bloor 16635 168th Place NE Woodinville, WA 98072	25,000	12,500	37,500	0	0%
Blue & Gold Enterprises LLC [1] 10550 Fonterelle Way Los Angeles, CA 90077	400,000	200,000	600,000	0	0%
Howard Carlin 13158 Diamond Mill Drive Heindon, VA 20171	50,000	25,000	75,000	0	0%
Mark Ciboroski 28 Monadnock Drive Westford, MA 01886	250,000	125,000	375,000	0	0%
Clear View Investment Fund, LP [2] Three Radnor Corp Center Radnor, PA 19087	200,000	100,000	300,000	0	0%
Jeff Conroy 150 Marion Point Belews Creeks, NC 27009	30,000	15,000	45,000	0	0%
William Davis 214 Megan Lane Slidell, LA 70458	90,250	45,125	135,375	0	0%
Donald Delach & Joan Delach JTTEN 2315 Chumly Court Rocklin, CA 95765	320,000	160,000	480,000	0	0%
Elaine Roberts Investment Trust [3] 3234 Atlantic Avenue Allenwood, NJ 08720	187,500	93,750	281,250	0	0%
Richard A. Faieta 7304 Market Street Greensboro, NC 27409	75,000	37,500	112,500	0	0%
FEQ GAS LLC [4] 2400 Fountainview Houston, TX	500,000	250,000	750,000	0	0%
Bernard M. Frank 30 Glenview Drive South Orange, NJ 07079	60,000	30,000	90,000	0	0%

Michael J. Garnick 1590 Stockton Road Meadowbrook Drive, PA 19046	500,000	250,000	750,000	0	0%
Bruce Martin Ginsburg 309 Myrtle Lane Narbeth, PA 19072	100,000	50,000	150,000	0	0%
Larry Goodwin 6022 East 76th Court Tulsa, OK 74136	100,000	50,000	150,000	0	0%
Elton Ray Howard P.O. Box 2498 Onalaska, TX 77360	30,000	15,000	45,000	0	0%
JMK Investment Partners LP [5] 2030 Franklin Street, Suite 210 Piedmont, CA 94611	750,000	375,000	1,125,000	0	0%
Bill Jurika TTEE UAD 031789 FBO Jurika Family Trust 42 Glen Alpine Road Piedmont, CA 94611	750,000	375,000	1,125,000	0	0%
Robert T. Lempert 23 Briarwood Drive Voorhees, NJ 08043	50,000	25,000	75,000	0	0%
Mosaic Partners Fund [6] P.O. Box 705 GT Butterfield House 68 Fort Street Grand Cayman, Cayman Island	125,000	62,500	187,500	0	0%
Periscope Partners, LP [7] 1600 Flat Rock Road Penn Valley, PA 19072	875,000	437,500	1,312,500	0	0%
Daniel Plenzo 187 Heyers Mill Road Colts Neck, NJ 07722	375,000	187,500	562,500	0	0%
James Ricciardi 5 Hilltop Circle Mendham, NJ 07945	200,000	100,000	300,000	0	0%
Steven B. Rosner C/F Lauren P. Rosner UTMA PA 1220 Mirabeau Lane Gladwyne, PA 19035	25,000	12,500	37,500	0	0%
David A. Rosner 1220 Mirabeau Lane Gladwyne, PA 19035	25,000	12,500	37,500	0	0%
Steven Rosner 1220 Mirabeau Lane Gladwyne, PA 19035	625,000	312,500	937,500	0	0%

Jose E. Serra & Cecilla P. Serra JTTEN 4732 SW Branch Terrace Palm City, FL 34990	50,000	25,000	75,000	0	0%
Ronald E. Showalter & Mary Alice Showalter JTTEN 3904 Erbbe NE Albuquerque, NM 87111	25,000	12,500	37,500	0	0%
Harvey Sternberg 765 John Barry Drive Bryn Mahr, PA 19010	100,000	50,000	150,000	0	0%
Jeff Tillery 704 Helane Lane Longview, TX 75605	25,000	12,500	37,500	0	0%
Danny Tomac 1528 East 35 ON Bluffton, IN 46714	125,000	62,500	187,500	0	0%
Roy E. Tull 1802 Tamarron Parkway Smryna, GA 30080	30,000	15,000	45,000	0	0%
Jerry Turnwald 25146 RD P Fort Jennings, OH 45844	25,000	12,500	37,500	0	0%
Veng K Ung 5608 New Castle Drive Richardson, TX 75082	100,000	50,000	150,000	0	0%
Jose Valdez 4726 Shadowglen Drive Colorado Springs, CO 80918	25,000	12,500	37,500	0	0%
Wes Weston 231 Horizon Ridge Parkway, #2133 Henderson, NV 89012	34,000	17,000	51,000	0	0%
Owen M. Yoder 10496 West 1100 North Nappanee, IN 46550	75,000	37,500	112,500	0	0%
Totals	7,391,750	3,695,875	11,087,625	0	0%
Other than as disclosed below, none of the selling shareholders:
•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has been one of our officers or directors.
[1]	Steven Antebi is the beneficial owner of the shares held by Blue & Gold Enterprises LLC
[2]	Walter Beach is the beneficial owner of the shares held by Clear View Investment Fund, LP
[3]	Elaine Roberts is the beneficial owner of the shares held by the Elaine Robert Investment Trust
[4]	Howard Appel is the beneficial owner of the shares held by FEQ GAS LLC
[5]	Mikel Keifer is the beneficial owner of the shares held by JMK Investment Partners LP
[6]	Ameet Shah is the beneficial owner of the shares held by Mosaic Partners Fund. Mosaic Partners Fund has the same principals as Mosaic Financial Services, LLC. We entered into an accounts receivable servicing agreement and line of credit agreement with Mosaic Financial Services, LLC.
[7]	Leon Frenkel is the beneficial owner of the shares held by Periscope Partners, LP

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales,
5.	in any combination of these methods of distribution; or
6.	any other method permitted by applicable law.

Our common stock is quoted on the over-the-counter bulletin board administered by the NASD, so the offering price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. The sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In general, under Rule 144 of the Securities Act as currently in effect, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

•	one percent of the number of shares of common stock then outstanding, or

•
the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. However, pursuant to the rules and regulations promulgated under the Securities Act, the OTC Bulletin Board, where our common stock is quoted, is not an “automated quotation system” referred to in Rule 144(e). As a consequence, this market-based volume limitation allowed for securities listed on an exchange or quoted on NASDAQ is unavailable for our common stock.

Sales under Rule 144 are also subject to requirements with respect to manner-of-sales requirements, notice requirements and the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell his or her shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. Under such circumstance, all unidentified security holders will be identified in pre-effective or post-effective amendment(s) or prospectus supplement(s), as applicable.
We can provide no assurance that all or any of the common stock offered being registered hereby will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Legal Proceedings

Our agent for service of process in Nevada is Cane Clark LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. We may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. We believe that we have adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that we will not be sued, that any such lawsuit will not exceed our insurance coverage, or that we will be able to maintain such coverage at acceptable costs and on favorable terms.

Safescript Pharmacies, Inc. (formerly known as RTIN, Inc.) failed to provide us with essential services as set forth in the license agreement that they entered into and this has forced us to terminate our use of all technology granted under the license agreement entered into with Safescript Pharmacies, Inc. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.’s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript’s bankruptcy case which was pending in the U.S. Bankruptcy Court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

On April 14, 2004, a former officer filed a lawsuit against us in Orange County California Superior Court. The former officer is seeking additional compensation in the amount of $213,000 and other further relief that the court deems just and appropriate. A trial date is set for early August 2005. We believe the lawsuit is without merit and we are aggressively defending this case.

Other than as disclosed herein, we are not currently involved in any litigation which we believe could have a material adverse effect on our financial position or results of operations.

Directors, Executive Officers, Promoters and Control Persons

The following information sets forth the names of our directors and executive officers, their ages and their present positions with the Company as of May 19, 2005.

Name	Age	Office(s) Held
Robert DelVecchio	40	Chief Executive Officer, Chief Financial Officer, & Director
James Manfredonia	43	Director
Richard Falcone	51	Director
John Eric Mutter	45	Chief Operating Officer

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Robert DelVecchio. On February 3, 2005, our board of directors appointed Mr. Robert DelVecchio to serve as Chief Executive Officer. Mr. DelVecchio was appointed as our Chief Financial Officer and as a member of the board of directors on March 31, 2005. Since 1995, Mr. DelVecchio has acted as Chief Executive Officer and President of Brockington Securities, Inc., a broker-dealer who is a member of the National Association of Securities Dealers.

James Manfredonia. Mr. Manfredonia was appointed to the board of directors of eRXSYS, Inc. in June 2004. Since 2002, Mr. Manfredonia has served as manager of listed equity trading and New York

Stock Exchange operations at Bear Stearns. Mr. Manfredonia currently serves as the Chairman of the New York Stock Exchange Upstairs Traders Advisory Committee and as a member of the Market Performance Committee of the New York Stock Exchange. Prior to joining Bear Stearns, Mr. Manfredonia worked for ten years at Merrill Lynch where he managed the listed trading desk with additional responsibilities for NASDAQ, portfolio trading, sales trading, and NYSE staff. Mr. Manfredonia was the founding general partner of Blair Manfredonia Limited Partners, a hedge fund/broker-dealer. Mr. Manfredonia has also worked at Lehman Brothers, Salomon Brothers, and Drexel Burnham.

Richard Falcone. Mr. Falcone was appointed to the board of directors of eRXSYS, Inc. in July 2004. Since 2001, Mr. Falcone has served as Chief Financial Officer of The A Consulting Team, Inc., an IT service company. Mr. Falcone has served as Chief Financial Officer of Netgrocer.com. In 1990, Mr. Falcone joined Bed Bath & Beyond, Inc. as its Chief Financial Officer. In 1983, Mr. Falcone joined Tiffany & Co. and served as Manager of Audit, Director of Financial Control, and Director of International Finance and Operations. Mr. Falcone has also worked at PriceWaterhouseCoopers & Co., an international public accounting firm.

John Eric Mutter. Mr. Mutter was appointed to serve as Chief Operating Officer on May 11, 2005. Since January 2004, Mr. Mutter has acted as a consultant to eRXSYS, Inc. providing technology and information systems support. From 2000 to 2003, Mr. Mutter performed similar responsibilities for the MedEx Systems Inc. designing, implementing and managing a digital prescribing infrastructure for Pegasus Pharmacies. Prior to these positions, Mr. Mutter has held numerous field engineering and technology positions with Alpha Microsystems, Tomba Communications, Neosoft Inc., Checkpoint Systems, and Southwest Communications.

The following information sets forth the names of former directors and executive officers, their ages and period of service with the Company.

Name	Age	Office(s) Previously Held	Period of Service
David B. Parker	49	Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer	April 2003 - February 2005
A.J. LaSota	61	President and Director	July 2003 - February 2005
Ron Folse	59	Executive Vice President	July 2003 - November 2004
Michael Doan	32	Secretary and Treasurer	January 2004 - December 2004
Dr. Geoffrey S. Carroll	48	Director	October 2004 - February 2005
Annette M. McEvoy	54	Director	October 2004 - February 2005

David B. Parker. Mr. Parker served as Chief Executive Officer of eRXSYS, Inc. from April 2003 until February 1, 2005. From April 2003 to July 2003, Mr. Parker also served as President our company. Mr. Parker founded RxSystems, Inc. in March 2002 and served as its Chairman and Chief Executive Officer until its dissolution in 2003. RxSystems, Inc. was a private company that was formed to acquire a franchise and never commenced operations. From December 2001 to June 2002, Mr. Parker served as a business consultant and assisted early stage development companies in preparing detailed business plans. Mr. Parker has more than 20 years of experience in the financial, merchant banking, and financial public relations industries. Mr. Parker served as Vice President of Retail Sales for Prudential Securities from November 1989 to December 1991. Mr. Parker launched and operated his own independent consulting practice from January 1991 until December 2001. During this time period, Mr. Parker’s duties were focused on preparing detailed business plans for early stage development companies. From August 1983 to February 1988, Mr. Parker was employed at Merrill Lynch Pierce Fenner & Smith, where he rose to the position of executive Vice President. Mr. Parker graduated from Texas Christian University in 1981.

A.J. LaSota. Mr. LaSota served as a member of the Board of Directors and as President of eRXSYS, Inc. from July 2003 until February 1, 2005. From September 1995 to January 2003, Mr. LaSota served as the Vice-President and General Manager of the Metrex Division of Syborn Dental Specialties which is located in Orange, California and traded on the New York Stock Exchange. From 1993 to 1995, Mr. LaSota served a Vice President of Sales and Marketing for Metrex Research Corporation located in Parker, Colorado. In 1990, Mr. LaSota was President and Co-Founder of Endolap, Inc., a business which specializes in selling endoscopy surgical products to hospital operating rooms and outpatient surgery centers in the United States. Since its inception in September 2000, Mr. LaSota served as the Chairman of the Board of Directors of Endolap, Inc. From 1976 to 1990, Mr. LaSota founded and operated A.J. LaSota, Inc., a business which focused on selling specialty surgical products to hospitals and surgery clinics. Mr. LaSota worked in sales for Johnson & Johnson, Inc. from 1967 to 1976. Mr. LaSota graduated from University of Florida, Gainesville in 1965.

Ron Folse. Mr. Folse served as Executive Vice President of eRXSYS, Inc. from July 2003 to November 2004. Prior to joining eRXSYS, Mr. Folse was CEO of Custom Healthcare, Inc., a custom wheelchair company started in 1997 with single office in New Orleans. Mr. Folse has over 35 years successful experience in direct medical sales, both on a corporate level and as an entrepreneur. After a five year sales career with Arbrook, Inc., a subsidiary of Johnson & Johnson, Mr. Folse established Ron Folse Sales, Inc., a franchise for R. Wolf Medical Instruments, Corp. Mr. Folse’s significant contributions included establishing training course centers for surgeons training in the fields of Arthroscopy and Laparoscopic Cholecystectomy. From 1990 to 2000, Mr. Folse co-founded a specialty business targeting physicians involved in frontier endoscopy procedures called Endolap, Inc. Mr. Folse attended Louisiana State University, concentrating core curriculum in management and marketing.

Michael Doan. Mr. Doan served as Secretary, Corporate Controller, and Treasurer of eRXSYS, Inc. from January 2004 until December 31, 2004. Prior to joining eRXSYS, Mr. Doan was the Assistant Controller in the Tax Compliance division of CCH, INC., a tax and accounting software development company from December 2000 to December 2003, located in Torrance, California. From November 1996 to June 2000 Mr. Doan was employed at various public accounting firms located in Orange County, California. While at the C.P.A. firms, Mr. Doan served as senior auditor for both public and private companies in a wide variety of industries. Mr. Doan is a certified public accountant in the State of California. Mr. Doan was conferred a B.A. of Business Administration with a concentration in accounting from California State University, Fullerton in 1996.

Dr. Geoffrey S. Carroll. Dr. Carroll was appointed to the board of directors of eRXSYS, Inc. in October 2004 and served until February 11, 2005. Dr. Carroll served as CEO and President of

LCCI International, a supplier of integrated end-to-end infrastructure services to wireless telecommunications consumers from 1997 to 1998. From 1989 to 1996, Dr. Carroll was employed by Electronic Data Systems, holding the positions of member of the board of directors and Group Executive for Europe. Dr. Carroll also served as CEO of Origin B.V., the information technology services subsidiary of Philips N.V. from 1996 to 1997.

Annette M. McEvoy. Ms. McEvoy was appointed to the board of directors of eRXSYS, Inc. in October 2004 and served until February 16, 2005. Since September 2003, Ms. McEvoy has served as President of A. McEvoy & Associates, a consumer product consulting firm. In 1993, Ms. McEvoy joined Gryphon Development (Limited Brands, Inc.) and served as the General Manager of Development of Body & Bath Works until September 2003. From June 2001 to September 2003, Ms. McEvoy also served as Executive Vice President of Brand and Category planning. From 1992 to 1993, Ms. McEvoy joined Revlon, Inc. and served as Senior Vice President of International Marketing and later Senior Vice President of Marketing Beauty Care.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 14, 2005, the beneficial ownership of the Company’s common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the Company’s common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 40,636,594 shares of common stock issued and outstanding on June 13, 2005.

Title of class	Name and address of beneficial owner(1)	Amount of beneficial ownership	Percent of class*
Executive Officers & Directors:
Common	Robert DelVecchio 18021 Sky Park Circle, Suite G2 Irvine, California 92614	970,860 shares(2)	3.3%(3)
Common	James Manfredonia 18021 Sky Park Circle, Suite G2 Irvine, California 92614	100,000 shares	0.2%
Common	Richard Falcone 18021 Sky Park Circle, Suite G2 Irvine, California 92614	100,000 shares	0.2%
Common	John Eric Mutter 18021 Sky Park Circle, Suite G2 Irvine, California 92614	75,000 shares	0.2%
Total of All Directors and Executive Officers:		1,245,860 shares	3.9%
More Than 5% Beneficial Owners:
Common	Safescript Pharmacies, Inc. (f/k/a RTIN Holdings, Inc.) 911 West Loop 281, Suite 400 Longview, Texas 75604	4,444,444 shares(4)	10.9%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)	Mr. DelVecchio is the indirect beneficial owner of 970,860 shares held by Brockington Securities, Inc.

(3)
Included in the calculation of beneficial ownership for Mr. DelVecchio are 350,000 warrants which are exercisable within 60 days. Brockington Securities, Inc. holds 350,000 warrants to purchase 350,000 shares of common stock at the exercise price of $0.60 per share. These warrants are immediately exercisable and expire on June 17, 2009. Mr. DelVecchio is the indirect beneficial owner of the warrants held by Brockington Securities, Inc.

(4)
We filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid including 4,444,444 shares of our common stock. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.’s bankruptcy case pending in the U.S. Bankruptcy court in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

Description of Securities

Common Stock

We have authorized 70,000,000 shares of our common stock with a par value of $0.001 per share, of which 40,636,594 shares were outstanding as of June 14, 2005.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock held in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute, the Articles of Incorporation, or the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of 33 1/3 percent of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 5,000,000 shares of our preferred stock with a par value of $0.001 per share, of which no shares were outstanding as of June 14, 2005.

Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock shall be prescribed by resolution of the board of directors pursuant to Section 3 of Article III of the Articles of Incorporation.

Warrants

We are registering the common stock underlying warrants that are a component of the units offered in an offering that was exempt from registration under Rule 506 of Regulation D of the Securities Act. The holder(s) of these warrants have the option to convert the warrant into our common stock on a one-to-one basis for a 24-month period commencing June 17, 2004. The exercise price for the warrant is $0.60 per share. If the average closing price for our common stock on the OTCBB for thirty consecutive trading days following the effectiveness of this registration statement is equal to or greater than $1.20, we shall have unlimited discretion to call the warrants at their exercise price of $0.60 for a period of fifteen business days following such occurrence.

Holders of these warrants have no voting rights unless and until the warrants are converted into common stock. As a result of owning these warrants, warrant holders have no right to participate in any shareholder decisions.

Nevada Anti-Takeover Laws

Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Squar, Milner, Reehl & Williamson, LLP, our Independent Registered Public Accounting Firm, has audited our consolidated financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. Squar, Milner, Reehl & Williamson, LLP has presented their report with respect to our December 31, 2004 consolidated financial statements. The report of Squar, Milner, Reehl & Williamson, LLP is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered hereby, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within the Last Five Years

We were organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. From October 1999 to August 2002, we were in the business of developing and marketing advertising for service providers, corporations and individuals. After this time, we reorganized our operations. We are now engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a PDA and/or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescription.

In October 2003, we changed our name to eRXSYS, Inc.

In January 2004, we changed our fiscal year end from November 30 to December 31.

Description of Business

Overview

We are engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescriptions. Our technology is web-based and we do not provide physicians with any equipment. Physicians are able to electronically transmit prescriptions to our pharmacies simply by accessing our web portal. There is no software required by the physicians. We do provide physicians with training on how to utilize our web portal to electronically transmit prescriptions to our pharmacies. Physicians are not charged any fees or costs for transmitting prescriptions to our pharmacies or for any training they may receive on how to utilize our web portal.

Because our focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain, we typically will not keep in inventory non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo. We do not intend to sell over-the-counter medication or fill prescriptions unrelated to chronic pain management at our pharmacies. We will fill prescriptions that address any side effects experienced by individuals who have health conditions that require them to be treated for chronic pain. We derive our revenue from the sale of prescription drugs.

The majority of our business is derived from physicians who send prescriptions directly to our store electronically. We have limited “walk-in” prescriptions. Within the previous 90 days, approximately 52 physicians have transmitted prescriptions to our pharmacies through our web portal. Currently, we generate reoccurring business from approximately 38 physicians and 10 of those physicians account for approximately 83% of all prescriptions filled at our pharmacies. The number of physicians that send reoccurring business to our pharmacies has decreased from December 2004 when at that time we generated reoccurring business from approximately 41 physicians, but at that time 10 of those physicians accounted for approximately 81% of all prescriptions.

Safescript Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.) License

Our former CEO, Mr. David Parker, founded RxSystems, Inc. (“RxSystems”) in March 2002. In March 2002, RxSystems acquired from Safescript Pharmacies, Inc. (the “Licensor”) the exclusive licensing rights to establish and operate pharmacies under the name “Safescript Pharmacies” throughout California, Oregon, Washington and Alaska. In May 2003, RxSystems assigned to us all of their rights under this exclusive license (the “License”).In exchange, we agreed to indemnify RxSystems for any claims with respect to the License against RxSystems in any amount now or in the future. Subsequent to this assignment, RxSystems, Inc. filed articles of dissolution with the Nevada Secretary of State. We also agreed to reimburse the former CEO $370,000 for personal funds advanced to the Licensor to secure the License. These funds plus five percent (5%) interest per annum were due and payable in full to Mr. Parker on December 31, 2007. In a termination and settlement agreement entered into with Mr. Parker on February 1, 2005, Mr. Parker agreed to accept $10,000 cash and 494,000 shares of our common stock and release and forever discharge us from all liability associated with this debt.

At the time of the assignment we assumed a note payable to the Licensor of $3,176,615 with monthly payments of $25,000 through December 1, 2004, with the remaining principal and accrued interest due on December 31, 2004. On June 30, 2003, the Licensor agreed to convert $2,000,000 of the note payable into 100,000 shares of the Company’s convertible preferred stock which was then converted into 4,444,444 shares of our restricted common stock with an estimated fair value of $1,393,000. Due to the conversion of all of our issued and outstanding preferred shares, there are currently no preferred shares issued or outstanding. We remained obligated to make payments of $25,000 per month through December 1, 2004, with the remaining principal and interest due on December 31, 2004. As of March 31, 2005, monthly installments of $25,000 for the note payable due to the Licensor were fourteen months in arrears and no monthly installment has been paid since January 2004. The current balance of the note payable to the Licensor is approximately $1,013,000.

The Licensor failed to provide us with essential services as set forth in the license agreement and this has forced us to terminate our use of all technology granted by the Licensor. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in

Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.’s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.’s bankruptcy case in the U.S. Bankruptcy court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

We originally recorded the intangible asset at the carrying value of the notes payable assumed in the amount of $3,586,615. In accordance with accounting principles generally accepted in the United States of America, we subsequently engaged a third party valuation firm to estimate the fair value of the acquired License and the consideration given. Based on this independent valuation, we reduced the book value (by the excess of the carrying value of the portion of the note payable converted over the estimated fair value of the common stock issued) and recorded the following amounts, as adjusted:

License rights	$-
Cost in excess of estimated fair value	2,977,000
Intangible assets	$2,977,000

Consideration:
Notes payable	$1,547,000
Common stock	1,393,000
Cash paid	37,000
$2,977,000

In February 2004, the Licensor announced that it had been notified that the Securities and Exchange Commission (the “SEC”) may commence an enforcement action against the Licensor and certain executive officers of the Licensor for alleged violation of the Securities Act and the Exchange Act. On October 5, 2004, the SEC announced that it filed a civil action in the United States District Court for the Eastern District of Texas against Safescript Pharmacies, Inc., f/k/a RTIN holdings, Inc. and former officers and directors of the Licensor.

As of the reporting period ended March 31, 2004, management determined that the License was 100% impaired based on (a) the uncertainty of the Licensor’s ability to continue as a going concern, which creates substantial doubt about the Licensor’s ability to continue to support their e-prescribing technology, (b) our dispute with the Licensor, and (c) our implementation of other technologies at our first two pharmacies. Accordingly, as of March 31, 2004, we impaired the entire intangible asset of approximately $2,977,000.

License Agreement with Network Technology, Inc. ("RxNT")

As a result of Safescript Pharmacies, Inc.’s failure to provide us with essential services as set forth in the license agreement, we entered into a technology license agreement (“Technology License”) with Network Technology, Inc. (“RxNT”) on March 15, 2004. The Technology License grants us the right to use RxNT’s e-prescribing technology under the brand name “Assured Script.” Pursuant to the Technology License agreement, we paid RxNT a licensing fee of $100,000 and are also responsible for paying RxNT a royalty equal to twenty five percent (25%) of the gross profit from sales of the “Assured Script” product, which refers to the licensed products and technology set forth in the Technology License and not prescription drug sales. Given that we are in the business of owning and operating pharmacies, management does not anticipate that we would make any sales of the “Assured Script” product resulting in a royalty payment to RxNT.

Agreement with TPG Partners, L.L.C.

On April 24, 2003, we entered into an agreement with TPG Partners, L.L.C. (“TPG”) for the purpose of funding the establishment and operations of pharmacies. Under this agreement, TPG holds the right to fund on a joint venture basis fifty pharmacies that we establish. In exchange for contributing financing in the amount of $230,000 per pharmacy location, TPG will acquire a 49% ownership interest in each pharmacy established under this agreement and we will own the remaining 51%. Under the terms of the agreement with TPG, our contribution to establish pharmacies primarily consisted of the right to utilize the rights granted under a license agreement we own and to render services consisting of sales and marketing expertise.

In April 2003, Safescript Pharmacies of California, LLC was formed to establish and operate the pharmacies that would be operated under the agreement with TPG. In accordance with the terms of the agreement with TPG, we own 51% of Safescript Pharmacies of California, LLC and TPG owns the remaining 49%. In June 2003, Safescript Pharmacies of California, LLC formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), which will own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”).

TPG has advanced a total of $448,000 for the establishment of our first pharmacy located in Santa Ana, California and our second pharmacy located in Riverside, California. Currently, only these two pharmacies are operated under the agreement with TPG.

Agreement with TAPG, L.L.C.

In February 2004, we entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Safescript Northwest was formed to establish and operate up to five pharmacies. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN").We own 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established not to exceed five pharmacies. Under the terms of the agreement with TAPG, our contribution to establish pharmacies primarily consisted of the right to utilize the rights granted under a license agreement we own and to render services consisting of sales and marketing expertise.

TAPG advanced a total of $664,000 for the start-up costs of our third pharmacy in Kirkland, Washington and our fourth pharmacy in Portland, Oregon. Currently, only these two pharmacies are operated under the agreement with TAPG.

Industry Overview

According to the National Institute for Health Management, the $200 billion prescription drug market is the fastest-growing segment of the health care industry today, rising 17% or more a year since 1998. At the same time, the market has been plagued by several chronic and growing problems that underscore the need to modernize the way medications are prescribed and dispensed in the United States. These problems include, but are not limited to:

•
Deaths and injuries due to illegible prescriptions. According to the Institute of Medicine, errors in reading hand-written drug prescriptions are reportedly responsible for over 7,000 deaths a year in the U.S., $77 billion in additional medical expenses, and rapidly escalating medical malpractice insurance costs. Indeed, the Institute for Safe Medical Practices (ISMP), a non-profit medical research group, has called for the complete elimination of handwritten prescriptions.

•
A study by the American Pain Society and the American Academy of Pain Management determined that an estimated 48 million suffer from chronic pain in the U.S. and this number is projected to continue growing;

•	Too few qualified pharmacists. A recent study conducted by the United States Department of Health and Human Services confirmed that there is a growing shortage of trained and licensed pharmacists.

•
Handwritten prescriptions are prone to counterfeiting. Unscrupulous patients can alter prescriptions in dose and/or quantity. Many patients falsely report lost prescriptions or just forge the prescription to visit multiple pharmacies.

Market for Our Products and Services

The target market we will serve in dispensing pharmaceutical products is patients who require medication for chronic pain management. Patients in this category are likely to require prescription medications far more frequently and for longer periods of time than patients in most other medical categories.  In order to access this target market, we will enable physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain to transmit prescriptions to our pharmacies electronically using our web portal. We do not pay physicians to transmit prescriptions to our pharmacies and physicians do not pay us to transmit prescriptions to our pharmacies. We generate our revenue exclusively from the sale of prescription drugs at our pharmacies.

Within the previous 90 days, approximately 52 physicians have transmitted prescriptions to our pharmacies through our web portal. Currently, we generate reoccurring business from approximately 38 physicians and 10 of those physicians account for approximately 83% of all prescriptions filled at our pharmacies. The number of physicians that send reoccurring business to our pharmacies has decreased from December 2004 when at that time we generated reoccurring business from approximately 41 physicians, but at that time 10 of those physicians accounted for approximately 81% of all prescriptions.

Principal Suppliers

We purchased 95% of our inventory of prescription drugs from one wholesale drug vendor during the year ended December 2004. During the same period of time, we purchased the remaining 5% of our inventory from 3 different wholesale drug vendors. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of the consolidation of the pharmacy industry and the practice of certain large pharmacy chains to purchase directly from product manufacturers. Although management believes we could obtain the majority of our inventory through other distributors at competitive prices and upon competitive payment terms if our relationship with our primary wholesale drug vendor was terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.

Customers and Third-Party Payors

In fiscal 2004, nearly all of our pharmacy sales were to customers covered by health care insurance plans, which typically contract with a third-party payor such as an insurance company, a prescription benefit management company, a governmental agency, workers’ compensation, a private employer, a health maintenance organization or other managed care provider that agrees to pay for all or a portion of a customer's eligible prescription purchases.  Any significant loss of third-party payor business could have a material adverse effect on our business and results of operations.

Competition

We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores, dollar stores, mail order pharmacies and drug importation. Competition in this industry is intense primarily because national pharmacies including Walgreens and CVS Pharmacy have expanded significantly and prescription drugs are now offered at a variety of retail establishments when traditionally prescription drugs were only provided at local pharmacies. Supermarkets and discount stores now maintain retail pharmacies onsite as a part of a business plan to provide consumers with all of their retail needs at one location. Retail pharmacies such as Walgreens, CVS Pharmacy, and Rite Aid use proprietary and/or commercialized paperless prescription technology in their pharmacy operations. However, these pharmacies are not focused or dedicated to physicians practicing in pain management. These retail pharmacies traditionally keep in inventory non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo. Consumers are able to have their prescriptions filled at these retail pharmacies, but typical retail pharmacies either do not keep in inventory or keep limited amounts of Class 2 drugs in inventory. As a result, the time it takes for traditional retail pharmacies to fill a prescription for Class 2 drug is extended. Because of our pain management focus, we maintain an appropriate inventory level of Class 2 drugs to meet the needs of physicians that transmit prescription to our pharmacies and do not keep in inventory non-prescription drugs or health and beauty related products. We do not intend to sell over-the-counter medication or fill prescriptions unrelated to chronic pain management at our pharmacies. We will fill prescriptions that address any side effects experienced by individuals who have health conditions that require them to be treated for chronic pain.

Currently, Safescript Pharmacies, Inc. is the only company that our management is aware of that operates pharmacies in the United States that exclusively dispense pharmaceutical products to patients who require medication for chronic pain management while also providing technological support to physicians to enable them to e-prescribe medication for their patients to the pharmacy.

There are companies that are in the business of developing and manufacturing proprietary software and hardware that facilitate e-scripting. We are not in this business. We constantly seek out and evaluate available technologies to integrate into our business model; as such, we do not consider ourselves a technology company because we do not develop, program, or manufacture proprietary hardware and/or software used by our pharmacies or by physicians that transmit prescriptions to our pharmacies.

Patents, Licenses, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

On March 27, 2003, RxSystems assigned to us all of their rights under an exclusive license agreement with Safescript Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.) which enables the licensee to operate pharmacies under the name “Safescript Pharmacies” throughout California, Oregon, Washington and Alaska. Thereafter, the licensor failed to provide us with essential services underlying the license agreement and this forced us to terminate our use of all technology granted under the license agreement. On March 17, 2004, we initiated suit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind our license agreement with them and to recover the consideration paid, including all cash and 4,444,444 restricted common shares of our stock, which were issued to retire $2,000,000 of the debt owed on the License. This case has been stayed by reason of Safescript Pharmacies, Inc.’s March 19, 2004 bankruptcy filing. We refiled substantially the same claim as an adversary proceeding in Safescript’s bankruptcy case which was pending in the U.S. Bankruptcy Court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

On March 15, 2004, we entered into a technology license agreement (“Technology License”) with Network Technology, Inc. (“RxNT”). The Technology License grants us the right to use RxNT’s e-prescribing technology under the brand name “Assured Script.”

On November 9, 2004, we received trademark approval (registration number 2901258) by the United States Patent and Trademark Office for the “eRXSYS” company logo.

State law requires pharmacies to apply to the State Board of Pharmacy to receive a license to operate. The application process to operate a pharmacy is substantially similar among different states. The application process for a license on average takes sixty days in the state of California. We have retained the services of a law firm that specializes in healthcare and pharmacy to oversee the application process for our pharmacies. In addition, each pharmacy must employ a licensed pharmacist to serve as the Pharmacist in Charge (PIC). The PIC oversees personnel and reports on the operations at a specific pharmacy. State law regulates the number of employees and clerks that can work under the supervision of one PIC. Currently, we are licensed to operate four pharmacies.

Research and Development

We did not incur any research and development expenditures in either the fiscal year ended November 30, 2003, the one month transition period ended December 31, 2003, or the fiscal year ended December 31, 2004.

Existing and Probable Governmental Regulation

Pharmacy operations are subject to significant governmental regulation on the federal and state level. Compliance with governmental regulation is essential to continued operations. We are in compliance with each of the laws, rules, and regulations set forth below and have not experienced any incidence of noncompliance.

Licensure Laws

Each state’s board of pharmacy enforces laws and regulations governing pharmacists and pharmacies. Each of our pharmacies applied and received a license. Licensure requires strict compliance with state pharmacy standards. Although we believe our pharmacies are compliant, changes in pharmacy laws and differing interpretations regarding such laws could impact our level of compliance. A pharmacy’s failure to comply with applicable law and regulation could result in licensure revocation as well as the imposition of fines and penalties.

Drug Enforcement Laws

The United States Department of Justice enforces the Drug Enforcement Act through the Drug Enforcement Agency (DEA). The DEA strictly enforces regulations governing controlled substances. In addition to regulation by the DEA, we are subject to significant state regulation regarding controlled substances. Because our pharmacies’ operations focus on highly regulated pain medications, failure to adhere to DEA and state controlled substance requirements could jeopardize our ability to operate. While we believe we are in compliance with current DEA requirements, such requirements and interpretation of these requirements do change over time.

Federal Health Programs

As we grow, we believe that a significant amount of our revenues will be derived from governmental programs such as Medicaid. With the recent passage of the Medicare Modernization and Prescription Drug Act of 2003, we also believe that Medicare will become a significant source of funding.

Medicare

Medicare reimbursement is determined by the Centers for Medicare and Medicaid Services (“CMS”), an agency of the United States Department of Health and Human Services. CMS establishes reimbursement policy for services provided to Medicare beneficiaries in a manner consistent with the Social Security Act, as amended by Congress. CMS has not yet established the reimbursement methodology pursuant to which it will reimburse prescription drugs.

Medicaid

Medicaid is a federal/state program that provides health coverage (including prescription drug coverage) to the needy. Each state’s Medicaid program is different, and some states impose limitations on the pharmacies that may serve the Medicaid population. We currently participate in Medicaid in Oregon and Washington. We submitted an application to participate in California’s Medicaid program, known as Medi-Cal.

Medicare and Medicaid Participation

In order to participate in the Medicare and Medicaid programs, each pharmacy must enroll as a participating supplier. There can be no assurance that our pharmacies will be able to obtain the necessary approvals to participate in the Medicare and Medicaid programs, which could have a material adverse financial impact on us, our operations, and our investors.

The Federal Health Care Programs Anti-Kickback Act

Federal law prohibits the solicitation or receipt of remuneration in return for referrals and the offer or payment of remuneration to induce the referral of patients or the purchasing, leasing, ordering or arranging for any good, facility, service or item for which payment may be made under a “federal health care program” (defined as “any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government other than the Federal Employees Health Benefit Program”).

Because our business and operations involve providing health care services, we are subject to the Federal Health Care Programs Anti-Kickback Act (the “Act”). The Anti-Kickback Statute, codified in 42 U.S.C. § 1320a-7b(b), prohibits individuals and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration to other individuals and entities (directly or indirectly, overtly or covertly, in cash or in kind):

(i)
    In return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made under a federal or state health care program; or

(ii)
In return for purchasing, leasing, ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made under a federal or state health care program.

There are both criminal and civil penalties for violating the Federal Statute. Criminal sanctions include a fine not to exceed $25,000 or imprisonment up to five years or both, for each offense. In addition, monetary penalties for each offense may be increased to up to $250,000 for individuals and up to $500,000 for organizations. Civil penalties include fines of up to $50,000 for each violation, monetary damages up to three times the amount paid for referrals and/or exclusion from the Medicare program. Courts have broadly construed the Anti-Kickback Statute to include virtually anything of value given to an individual or entity if one purpose of the remuneration is to influence the recipient’s reason or judgment relating to referrals.

The Department of Health and Human Service’s Office of Inspector General (“OIG”) promulgated safe harbor regulations specifying payment practices that will not be considered to violate the statute. If a payment practice falls within one of the safe harbors, it will be immune from criminal prosecution and civil exclusion under the Act even if it fails to fall within another potentially applicable safe harbor. Significantly, failure to fall within any safe harbor does not necessarily mean that the payment arrangement violates the statute. Failure to comply with a safe harbor can mean one of three things: (1) the arrangement does not fall within the broad scope of the anti-fraud and abuse rules so there is no risk of prosecution; (2) the arrangement is a clear statutory violation and is subject to prosecution; or (3) the arrangement may violate the anti-fraud and abuse rules in a less serious manner, in which case there is no way to predict the degree of risk.

Because our pharmacies maintain relationships with referring physicians, our operations are subject to scrutiny under the Act. Although we will attempt to structure our financial relationships with physicians in a manner that qualifies for safe harbor protection, we anticipate that our relationships with physicians will not qualify for safe harbor protection.

If our operations fail to comply with the Act, we could be criminally sanctioned. In addition, the right of any of our pharmacies to participate in governmental health plans could be terminated.

Ethics in Patient Referrals Act

The Ethics in Patient Referrals Act, 42 U.S.C. §1395nn, commonly referred to as Stark II (“Stark II”), prohibits physicians from referring or ordering certain Medicare or Medicaid reimbursable “designated health services” from any entity with which the physician or any immediate family member of the physician has a financial relationship. A financial relationship is generally defined as a compensation or ownership/investment interest. The purpose of the prohibition is to assure that physicians base their treatment decisions upon the needs of the patients and not upon any financial benefit that would inure to the physician as a result of the referral.

Prescription medications are classified as “designated health services” under Stark II. Physicians owning stock in our Company are not allowed to refer any Medicare or Medicaid patient to any of our pharmacies until and unless our Company’s capitalization exceeds $75,000,000. A referral made in violation of Stark II results in non-payment to the pharmacy and could result in the imposition of fines and penalties as well as termination of our participation in Medicare and Medicaid.

State Fraud and Abuse Laws

States have generally adopted their own laws similar to the Act and Stark II. However, in some instances, state laws apply to all health care services, regardless of whether such services are payable by a government health plan. For example, in California, physicians and other practitioners are not permitted to own more than 10% of any entity that owns a pharmacy.

HIPAA

We are impacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (“transaction standards”); privacy of individually identifiable healthcare information (“privacy standards”); security and electronic signatures (“security standards”), as well as unique identifiers for providers, employers, health plans and individuals; and enforcement. We are required to comply with these standards and are subject to significant civil and criminal penalties for failure to do so.

Management believes that we are in material compliance with these standards. However, HIPAA's privacy and transaction standards only recently became effective, and the security standards will become mandatory as of April 21, 2005. Considering HIPAA's complexity, there can be no assurance that future changes will not occur. Changes in standards as well as changes in the interpretation of those standards could require us to incur significant costs to ensure compliance.

Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect that any future legislation or regulation may have on us.

OBRA 1990

Our business is subject to various other federal and state regulations. For example, pursuant to the Omnibus Budget Reconciliation Act of 1990 ("OBRA") and comparable state regulations, our pharmacists are required to offer counseling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects and other information deemed significant by the pharmacists and may have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate such effect.

California Senate Bill #151 was chaptered by the California Secretary of State on September 17, 2003. This legislation tightens the regulations on prescribing prescription medication. The legislation allows for electronic prescribing of all prescription medication except Class 2 substances. Generally, Class 2 substances are drugs that exhibit a high potential for abuse or diversion. Class 2 substances are required to be dispensed only against a hard copy prescription. This will not pose any operational problem for us because we currently generate a hard copy of the electronic prescription for all Class 2 prescriptions issued. Management believes that this legislation will create no undue burden or competitive disadvantage for us.

Other Laws

In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system,

either nationally or at the state level. The legislative initiatives include prescription drug benefit proposals for Medicare participants. Although we believe we are well positioned to respond to these developments, we cannot predict the outcome or effect of legislation resulting from these reform efforts.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Employees

We currently have fourteen full-time employees in addition to seven consultants. Our employees are not represented by labor unions or collective bargaining agreements. The classification of our full-time employees and consultant positions are broken down as follows:

Characterization of Employee’s Duties	Number of Employees	Number of Consultants
Corporate Management / Officer	1	2
Sales	2	1
Technology	0	2
Accounting	1	2
Pharmacist	4	0
Technicians / Pharmacy Support	6	0

Management’s Discussion and Analysis

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Management’s statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934 (the “Exchange Act”), as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,”“expect,”“intend,”“anticipate,”“estimate,”“project,” “prospects,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, significant restructuring activities in calendar 2004 and thereafter, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included herein and in the Company’s other filings with the SEC.

We currently have four operating pharmacies. Our first pharmacy was opened on October 13, 2003 in Orange County, California in the city of Santa Ana. On June 10, 2004, we opened our second pharmacy location in Riverside, California. We opened our third pharmacy in Kirkland, Washington on August 11, 2004. Our fourth pharmacy was opened in Portland, Oregon on September 21, 2004.

We announced in our quarterly report for the three months ended September 30, 2004 that we were suspending the development of new pharmacies for a period of sixty to ninety days in order to evaluate and potentially improve the operations of our four existing pharmacies. It was the belief of our board of directors and executive management that all four stores were not operating at their full potential. This basis for this belief was primarily the reluctance of physicians to adopt our technology for electronically transmitting prescriptions and our failure to implement a successful marketing strategy to attract business. Since this announcement, management postponed activity related to the development of new locations. At the present time and following this period of evaluation, our management decided not to close any of our existing pharmacy locations. We are hopeful that we will resume the development of new pharmacies in the third or fourth quarter of 2005.

The catalyst for the decision to suspend the development of new pharmacies was substantially attributable to a lack of sufficient cash to fund the expenses associated with the development of new pharmacies. We have incurred significant expenditures in connection with purchases of inventory for our existing pharmacies. As sales increased, a time gap developed between inventory replenishing and accounts receivable. Nearly all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. As a result, we typically do not receive cash for our sales at the time of transactions and are dependent on health benefit plans to pay for all or a portion of our customers’ prescription purchases. There is a significant delay from the time of a customer’s purchase of medication to the time when we receive payment for the customer’s purchase from a health benefit plan or other third party payor.

Management evaluated various alternatives available to us as it related to financing future inventory purchases in the early stages of our planned principal operations. Our management was successful in securing financing for inventory purposes on an interim basis. On or about December 21, 2004, we received a loan evidenced by a promissory note from Robert James, Inc., a company under the control of our current CEO Mr. Robert DelVecchio, for the purpose of purchasing inventory for our pharmacies. The promissory note was for a maximum of $150,000 and matured on the earlier of March 6, 2005 or the date that we were able to consummate an accounts receivable factoring arrangement for our working capital. The outstanding principal amount of this promissory note bears interest at three percent (3%) per month. In consideration for this promissory note, we agreed to pay the lender an administrative fee of $1,500 and a financing fee of $2,100. In addition to these fees, we agreed to pay the lender by the fifth day of every month from January 2005 until the principal amount is repaid an administrative fee of $1,875 and a financing fee of $2,675. We paid the loan evidenced by the promissory note from Robert James, Inc. in full on February 21,

2005.

On February 23, 2005, we entered into an accounts receivable servicing agreement and line of credit agreement with Mosaic Financial Services, LLC. These agreements allow us to successfully secure financing for inventory purchases over an extended period of time. Under the terms of the line of credit agreement, we can draw a maximum of $500,000 to purchase inventory. Beginning July 1, 2005, the maximum amount of the available line of credit will be increased to $700,000. These agreements are for a term of one year and shall automatically renew for another one year period unless either party provides notice to the other of termination within 180 days prior to the end of the effective term.

Following our period of evaluation, management cited our previous marketing practice as an area for improvement. Our prior marketing strategy consisted exclusively of making sales calls in person at physicians’ offices to secure business. In 2005, management has now successfully implemented a new marketing strategy that dramatically expands our efforts to attract business. Our current marketing strategy is targeted to physicians, new customers, and existing customers. With respect to new customers, we are offering a $10.00 coupon to be applied toward the customers first prescription filled at any of our pharmacies and a $5.00 gift card at any Starbucks location. With respect to our current customers, we commenced a promotion through direct mailing. We are offering our current customers a $10.00 coupon to be applied toward the purchase of prescription drugs for any prescription that is transferred to one of our pharmacies. In addition, we will hold a monthly drawing at each pharmacy for those customers that transferred a prescription and the winner will receive a $150.00 gift card. We have also recently commenced a direct mailing campaign to physicians informing them of our pharmacy operations. In an attempt to build more name recognition, we have created brochures and posters that are available in physicians’ waiting rooms.

Our new marketing strategy set forth above has in a short time period produced a significant increase in business. Prior to our new marketing strategy and for the three month period ended December 31, 2004, our four pharmacies filled an average of 254 prescriptions per week. From the beginning of the current fiscal year through March 31, 2005, our four pharmacies filled an average of 346 prescriptions per week. This represents an increase in the average prescriptions filled per week at our four pharmacies of approximately 36%.

Additionally, our two pharmacy locations in California have experienced difficulty participating in California’s Medicaid program, known as Medi-Cal. Medicaid is a federal/state program that provides health coverage, including prescription drug coverage to the needy. Each state’s Medicaid program is different, and some states impose limitations on the pharmacies that may serve the Medicaid population. In order to participate in Medicaid programs, each pharmacy must enroll as a participating supplier. The application process required to enroll as a participating supplier in Medi-Cal is onerous. We submitted our application and have not received any response at the present time. Under California law, applicants are assigned a temporary contract number if no response is received for a six month period after an application has been submitted. The receipt of a temporary contract number allows applicant to bill for services rendered until such time that their application is denied or they are assigned a permanent contract number. During the application process and until such time that we are assigned a temporary contract number, our two pharmacies in California are unable to fill prescriptions for customers who obtain health coverage through Medi-Cal because our pharmacies are not sanctioned as a participating pharmacy. We anticipate that we will have a decision on our application some time prior to August 31, 2005 and/or receive a temporary contract number by June 30, 2005. Given that we should have a decision on our application shortly, our management has ceased all efforts at this time to acquire a pharmacy that has a current billing relationship with Medi-Cal.

The Medicaid program is administered and all benefits are processed by CalOptima specifically in Orange County, California. All applications to participate in the Medicaid programs for pharmacies located in Orange County are processed by CalOptima. CalOptima placed a moratorium on additional pharmacies enrolling as a supplier of prescription drugs in Orange County approximately three years ago in 2002 and this moratorium remains in effect. As a result, our location in Santa Ana, California is unable to participate as a supplier of prescription drugs to potential customers who rely on health coverage through Medicaid.

Approval to participate as a supplier to Medi-Cal would increase the customer base at our California pharmacy locations; however, there can be no assurance that our pharmacies will be able to obtain the necessary approvals to participate in California’s Medicaid program. The failure to obtain the mandatory approval could have a material adverse financial impact on our financial results.

Similarly, some third party payors such as Health Net in California have also placed a moratorium on additional pharmacies which they will sanction as a supplier of medication to participants enrolled in the health benefit plans that they administer. The failure of government plans and other third party payors to approve additional pharmacies as suppliers of medication to participants enrolled in their health benefit plans could have a material adverse financial impact on us, and our operations.

To further strengthen our corporate infrastructure and improve our operations, we appointed John Eric Mutter as Chief Operating Officer on May 11, 2005. Prior to his appointment as Chief Operating Officer, Mr. Mutter served as a consultant providing technology and information systems support.

Results of Operations for the Year Ended December 2004 and November 2003

On the cash basis of accounting, our total revenue reported for the year ended December 31, 2004 was $1,164,568, $1,038 for the year ended November 30, 2003, and $7,982 for the one month transition period ended December 31, 2003.As of November 30, 2003 and December 31, 2003, we had established our first pharmacy. During the year ended December 31, 2004, we established three additional pharmacies and had established a total of four pharmacies by the end of the fiscal year. For this reason, our revenue ability to generate revenue dramatically increased.

We are in the process of monitoring our revenues and are creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate potential contractual allowances on a monthly basis. Given that we are considered to be in the startup stage and lack sufficient operational history, we are unable to determine the fixed settlement of our revenue.

Therefore, we are recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, we would have recorded additional revenue of approximately $221,000 for the year ended December 31, 2004. As we undertake our plan of operations, we anticipate that our revenues will significantly increase.

The total cost of sales for the year ended December 31, 2004 was $1,411,163, $12,784 for the year ended November 30, 2003, and $26,267 for the one month transition period ended December 31, 2003.The cost of sales consists primarily of the pharmaceuticals. As of November 30, 2003 and December 31, 2003, we had established our first pharmacy. During the year ended December 31, 2004, we established three additional pharmacies and had established a total of four pharmacies by the end of the fiscal year. Purchasing and replenishing our inventory supply for an increased number of pharmacies over the prior fiscal year resulting in a significant increase in our total cost of sales.

We incurred total operating expenses of $8,197,168 for the year ended December 31, 2004, $1,402,262 for the year ended November 30, 2003, and $740,050 for the one month transition period ended December 31, 2003.Our operating expenses for the year ended December 31, 2004 consisted of salaries and related expenses of $1,401,017, consulting and other compensation of $2,253,848, selling, general and administrative expenses of $1,564,855, and $2,977,448 for the impairment of an intangible asset. Our operating expenses for the year ended November 30, 2003 consisted of salaries and related expenses of $314,650, consulting and other compensation of $805,455, and selling, general and administrative expenses of $282,157. For the one month transition period ended December 31, 2003, our operating expenses consisted of salaries and related expenses of $595,922, consulting and other compensation of $80,526, selling, general and administrative expenses of $63,602.

Our operating expenses incurred during the year ended December 31, 2004 were exclusively attributable to establishing our corporate infrastructure and establishing additional pharmacies. During the year ended December 31, 2004, we established three additional pharmacies and had established a total of four pharmacies by the end of the fiscal year. In the first quarter of 2004, we expensed $2,977,448 for the impairment of a license. For these reasons, our operating expenses dramatically increased in the year ended December 31, 2004 when compared to the prior year.

Our net loss for the year endedDecember31, 2004 was $8,011,287 and the loss for the year ended November 30, 2003 was $1,458,995 with additional losses of $751,748 for the one month transition period ended December 31, 2003.We previously projected that each store would be cash flow positive by the ninth month of operation; however, none of our operating pharmacies currently is or ever has been cash flow positive. Increased net losses in 2004 as compared to the prior fiscal year is primarily attributable to the impairment of a license and significant expenditures related to establishing additional pharmacies in the absence of a successfully marketing strategy to generate revenue.

Our basic and diluted loss per common share for the year ended December31, 2004 was $(0.19), $(0.06) for the year ended November 30, 2003, and $(0.02) for the one month transition period ended December 31, 2003.

Results of Operations for the Three Months Ended March 31, 2005 and March 31, 2004

Revenues. On the cash basis of accounting, our total revenue reported for the quarter ended March 31, 2005 was $648,402, an increase of 714% from $79,668 for the quarter ended March 31, 2004. The dramatic increase in revenue growth is primarily attributable to the establishment of additional pharmacies to generate revenue. We had only one operating pharmacy as of March 31, 2004, compared to four operating pharmacies as of March 31, 2005. Our management also attributes the implementation of our new marketing strategy to our increased revenue over prior quarters. Since the implementation of our new marketing strategy in the reporting period, our four pharmacies filled an average of 346 prescriptions per week, an increase of approximately 36% from the three month period ended December 31, 2004.

We are in the process of monitoring our revenues and are creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate potential contractual allowances on a monthly basis. Given that we are considered to be in the startup stage and lack sufficient operational history, we are unable at this time to determine the fixed settlement of our revenue. Therefore, we are recognizing revenue on a cash basis until such time that management can develop the history and trends necessary to estimate potential contractual adjustments. On an accrual basis, we would have recorded additional revenue of approximately $170,000 for the quarter ended March 31, 2005. As we implement our business plan, we anticipate that our revenues will continue to increase.

Cost of Sales. The total cost of sales increased to $525,897 for the quarter ended March 31, 2005, an increase of 142% from $217,393 for the quarter ended March 31, 2004. The price on a per unit basis of pharmaceuticals has remained relatively stable between the three months ended March 31, 2004 and 2005. The increase in the cost of sales (primarily pharmaceuticals) was due to the four pharmacies purchasing and replenishing the inventory supply during the current quarter versus having only one pharmacy in operation for the same quarter of the prior year.

Gross Profit. Gross Profit increased to $122,505, or 19% of gross sales, for the quarter ended March 31, 2005, an increase of 189% from a loss of $137,725, or (173%) of gross sales, for the quarter ended March 31, 2004. The growth of gross profit is largely attributable to all four stores focused on servicing the profitable segments of the specialty pain market. This quarter represents the first reporting period that we reported gross profits.

Operating Expenses. Operating expenses decreased to $1,294,372 for the quarter ended March 31, 2005, a decrease of (69%) from$4,182,470 for the quarter ended March 31, 2004.Our operating expenses for the quarter ended March 31, 2005 consisted of salaries and related expenses of $260,796, consulting and other compensation of $451,826, selling, general and administrative expenses of $387,870, and a restructuring charge of $193,881. Our operating expenses for the same quarter last year consisted of salaries and related expenses of $234,103, consulting and other compensation of $716,758, selling, general and administrative expenses of $254,161, and $2,977,448 for the impairment of an intangible asset.

This decrease in operating expenses was primarily attributable to a write off in the first quarter of 2004 of $2,977,448 due to the impairment of a license. Our consulting and other compensation expenditures decreased significantly because we now engage fewer consultants and a small number of consultants were retained as employees that currently receive salary. As a result, our management anticipates that expenditures for consulting services will continue to decrease.

Other. There were two significant transactions during the quarter ended March 31, 2005. First, we terminated our lease on the property located in Santa Monica, California following our management’s decision to suspend the development of new pharmacies. Second, we closed our regional office located at 420 Throckmorton Street, Suite 620, Ft. Worth, Texas, 76102 during the reporting period in an attempt to reduce expenses. During the quarter ended March 31, 2005, we incurred $193,881 in costs related to the termination of these leases and the wind-down of these locations. In addition to these costs, we also recognized $48,878 for the forgiveness of debt associated with the successful resolution of the lease obligations. Due to a significant net operating loss, we anticipate no tax liability or benefit from these closures.

Net Loss. Net loss for the quarter ended March 31, 2005 decreased to $1,103,898, a decrease of (74%) from $(4,237,065) for the quarter ended March 31, 2004. This decrease was primarily due to no significant write-offs, as compared to the first quarter of 2004 when we wrote of $2,977,448 due to the impairment of a license.

Our basic and diluted loss per common share for the quarter ended March 31, 2005 decreased to $(0.03), a decrease of (76%) from $(0.12) for the quarter ended March 31, 2004.

Assets

As of March 31, 2005, we had total assets of $826,189. Cash decreased to $29,996 for the quarter ended March 31, 2005, a decrease of $827,712 from $857,708 for the quarter ended March 31, 2004. The decrease in cash was primarily due to purchasing start-up inventory, equipment, and the leasehold construction of the three additional pharmacies.

Inventory for the quarter ended March 31, 2005 increased by $221,694, or 893%, from the quarter ended March 31, 2004. This increase in inventory is directly associated to the sales demand relative to the establishment of three additional operating pharmacies. In addition, as we increase the number of physicians scripting to our stores, we expected additional inventory may be required to meet the needs of their patients.

Property and equipment for the quarter ended March 31, 2005 increased by $394,912, or 285%, from the quarter ended March 31, 2004. The increase in property and equipment is attributed to the build out of three additional pharmacies during the fiscal year 2004, which required computer systems, furniture, fixtures, and leasehold improvements.

Liabilities and Stockholders Deficit

Our total liabilities as of March 31, 2005 were $2,594,533. Our liabilities consisted of current liabilities of $2,584,533 and $10,000 due to our former chief executive officer under a termination and settlement agreement entered into on February 1, 2005. The notes payable to RTIN, recorded in the current liabilities section of the consolidated balance sheet, amounts to $1,013,465. In addition, $219,287 of the $500,000 line of credit was utilized during the quarter.

Accounts payable and accrued liabilities for the quarter ended March 31, 2005 increased by $921,594 from March 31, 2004. This increase is primarily attributable to the new pharmacies opened, start-up inventory, and the build out of our corporate infrastructure.

Our operations were primarily funded through debt and equity financings. Stockholders’ deficit was $2,404,111 as of March 31, 2005.

Liquidity and Capital Resources

As of March 31, 2005, we maintained $29,995 in cash which primarily resulted from funds raised in the private offering of common stock and receivables financing. This cash was used, among other things, to fund additional working capital needs, support the establishment of our corporate infrastructure, and to pay for additional purchases of inventory.

During the quarter ended March 31, 2005, net cash used in operating activities was $642,929, net cash used in investing activity was $137,312, and net cash provide by financing activities was $449,287.

Our management currently anticipates that our current cash on hand is insufficient for us to operate our four existing pharmacies at the current level through the end of September 30, 2005. Following a period of evaluation and restructuring, our management has taken aggressive steps to reduce our operating costs which include the following:

•	We closed our regional office located in Ft. Worth, Texas.
•	In January 2005, we relocated our corporate headquarters to a new location.
•	We reduced our staff from nineteen full time employees in December 2004 to fourteen at the present time.
•	We reduced expenses by suspending the development of new pharmacies and terminating certain leases.

The cost reducing actions set forth above are estimated to reduce our operating expenses on an annual basis by approximately $1,024,000. The breakdown of these projected cost reductions is as follows:

Costs Reducing Action	Annualized Savings
Closure of the Ft. Worth Regional Office	$ 139,295
Relocation of corporate headquarters	85,200
Reduction in full time employees	567,508
Reduced expense by suspending development of new pharmacies	232,016
Total Projected Cost Savings on an Annualized Basis	1,024,019

Our operations since December 31, 2004 have been primarily funded through debt financings. In addition to the agreements entered into for the purpose of financing inventory purchases, we have entered into several loan and security agreements to fund our operations. The following table summarizes those other loan and security agreements we have entered into since December 31, 2004:

Lender	Execution Date	Amount	Annual Interest Rate	Maturity Date
TAPG LLC	1/27/05	$270,000	7%	1/14/06
VVPH	2/4/05	$50,000	3%	5/8/05*
Steven Rosner	2/10/05	$50,000	3%	5/8/05*
Steven Rosner	2/16/05	$90,000	3%	5/8/05*
Weil Consulting Corp.	3/11/05	$50,000	7.5%	5/11/05

Under the terms of the loan agreement with TAPG LLC, they were to initially advance $45,000 and thereafter advance six monthly payments in the amount of $45,000. Currently, we received only $40,000.

The maturity dates on the promissory notes entered into with VVPH and Steven Rosner previously were the earlier of May 8, 2005 or such date that we consummate an accounts receivable factoring arrangement. Subsequent to the reporting period, we were able to extend the maturity dates on the loans from VVPH and Steven Rosner an additional 90 days. We were also able to receive a 90 day extension on the loan from Weil Consulting Corp.

The underlying drivers that resulted in material changes and the specific inflows and outflows of cash in the quarter ended March 31, 2005 are as follows:

a.	Our inventory level increased with the addition more physicians. We continually track inventory usage and adjust inventory levels to market requirements.

b.	Increases in accounts payable are the result of expenses and fees associated with the significant expansion of all four pharmacies into various niche pain management centers.

c.
We obtained financing from the issuance of common stock. Our management believes that additional issuance of stock and/or debt financing will be required to provide us with working capital and a positive cash flow for the remainder of 2005.

We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements for the year ending December 31, 2005. We have commenced a private equity offering in an attempt to secure funding for our operations. There can be no assurance that we will be successful in raising all of the additional funding that we are seeking. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off Balance Sheet Arrangements

As of March 31, 2005, there were no off balance sheet arrangements. Please refer to the Commitment and Contingency footnote to the Company’s consolidated financial statements included elsewhere herein.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2005, we had an accumulated deficit of approximately $11.6 million, largely due the expansion of the pharmacies and the establishment of a regional corporate office in Fort Worth, Texas, which is now closed.

We intend to fund operations for the year ending December 31, 2005 through increased sales and debt and/or equity financing arrangements. Thereafter, we may be required to seek additional funds to finance long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

In response to these problems, management in coordination with our board of directors has taken the following actions:

•	We suspended the development of new pharmacies for a period in order to evaluate the potential in existing pharmacies and, where needed, restructure current operations.
•	We are aggressively signing up new physicians.
•	We implemented a new marketing strategy to attract business.
•	We are seeking investment capital through the public markets.

Inflation

Since the opening of our first pharmacy in October 2003, management believes that inflation has not had a material effect on our results of operations.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their three to five most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of the Company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management’s forecasts for sales of the Company’s products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management’s assumptions about market conditions and future demand for the Company’s products. Such reserve was insignificant to the accompanying consolidated financial statements. Should the demand for the Company’s products prove to be significantly less than anticipated, the ultimate net realizable value of the Company’s inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

Inventories are comprised of brand and generic pharmaceutical drugs. Brand drugs are purchased primarily from one wholesale vendor and generic drugs are purchased primarily from another wholesale vendor. Our pharmacies maintain a wide variety of different drug classes, known as Schedule II, Schedule III, and Schedule IV drugs, which vary in degrees of addictiveness. Schedule II drugs, considered narcotics by the DEA are the most addictive; hence, they are highly regulated by the DEA and are required to be segregated and secured in a separate cabinet. Schedule III and Schedule IV drugs are less addictive and are not regulated. Because our business model focuses on servicing pain management doctors and chronic pain patients, we carry in inventory a larger amount of Schedule II drugs than most other pharmacies. The cost of acquisition for Schedule II drugs is higher than Schedule III and IV drugs.

Long-Lived Assets

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144,"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

Our long-lived assets consist of computers, software, office furniture and equipment, and leasehold improvements on pharmacy build-outs which are depreciated with useful lives varying from 3 to 10 years. Leasehold improvements are depreciated over the shorter of the useful life or the remaining lease term, typically 5 years. We assess the impairment of these long-lived assets at least annually and make adjustment accordingly.

Intangible Assets

Statement of Financial Accounting standard (“SFAS”) No. 142,"Goodwill and Other Intangible Assets", which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

In March 2004, management determined that the aforementioned license was 100% impaired.

Revenue Recognition

We recognize revenue on a cash basis when we receive payments from third-party insurance carriers or government agencies. The prices that we are paid for prescription drugs are agreed upon upfront; however, insurance carriers and/or governmental agencies can adjust the contractual price. As a result, we do not have a fixed price at the time of sale. We are monitoring the historical trend of these contractual adjustments to develop a reasonable and conservative allowance for these adjustments. We anticipate that we will switch to the accrual basis of revenue recognition in 2005.

Recently Issued Accounting Pronouncements

In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIEs"), and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIEs: periods ended after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. We have determined that we do not have a significant variable interest in any VIEs.

In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position (“FSP”) FAS 150-03 (“FSP 150-3”), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. We adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on our results of operations or financial condition.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an Amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. In Chapter 4 of ARB 43, paragraph five previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges...." SFAS No. 151 requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of “so abnormal” (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Small Business Issuers are required to apply SFAS No. 123-R in the first interim reporting period that begins after December 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

Description of Property

Store Location and Description

We are currently leasing our executive offices and pharmacy locations. Our executive offices are located at 18021 Sky Park Circle, Suite G2, Irvine, California 92614. During the last ninety days, we closed our regional office located at 420 Throckmorton Street, Suite 620, Ft. Worth, Texas, 76102 in an attempt to reduce expenses.

Our first pharmacy is located at 2431 N. Tustin Ave., Unit L, Santa Ana, California, 92705. Our second pharmacy is located at 7000 Indiana, Ave., Suite 112, Riverside, California, 92506. Our third pharmacy is located at 12071 124th Avenue NE, Kirkland, Washington, 98034. Our fourth pharmacy is located at 3822 S.E. Powell Blvd, Portland, Oregon, 97202.

We entered into leases to establish pharmacies at the following locations:

•	10196 SW Park Way, Portland, Oregon, 97225
•	2716 Santa Monica Blvd, Santa Monica, California, 90403
•	2024 Sixth Ave, Tacoma, Washington, 98405.

Following our management’s decision to suspend the development of new pharmacies, we were able to terminate our lease on the property located in Santa Monica, California. We have continued to maintain our lease on the property located in Portland, Oregon. However, there was a construction lien placed on this location in the amount of $38,950 as a result of our failure to compensate the builder that constructed the pharmacy on the premises. Our management is currently negotiating a settlement with the builder.

Future store locations, when established, will be selected based on the following criteria: 1) proximity to the physician members and medical facilities, 2) convenience of location, and 3) fast growing metropolitan areas with a population of at least 500,000. Retail pharmacies are approximately 1,500 square feet and are leased from various property management companies for approximately five years.

Certain Relationships and Related Transactions

Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

1.
Our former CEO, David Parker, founded RxSystems, Inc. (“RxSystems”) in March 2002. In March 2002, RxSystems acquired from the Safescript Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.) the exclusive licensing rights to establish and operate pharmacies under the name “Safescript Pharmacies” throughout California, Oregon, Washington and Alaska. On March 27, 2003, RxSystems assigned to us all of its rights under this exclusive license. We agreed to reimburse Mr. Parker $370,000 for personal funds advanced to secure the License. These funds plus five percent (5%) interest per annum were due and payable in full to Mr. Parker on December 31, 2007. In a termination and settlement agreement entered into with Mr. Parker on February 1, 2005, Mr. Parker agreed to accept $10,000 cash and 494,000 shares of our common stock and release and forever discharge us from all liability associated with this debt.

2.
On November 27, 2003, we entered into an agreement with David Parker to cancel debt owed to him and reported in our financial statements as “Advances due to a shareholder.” Initially, Mr. Parker agreed to release and forever discharge us from all liability associated with this debt and we agreed to transfer, assign, and convey all of our rights under the exclusive license granted by Safescript Pharmacies, Inc. solely for the consolidated statistical metropolitan area of Fresno, California. As a part of this agreement, we agreed to continue to make all payments under the license agreement, including those owed on the Fresno market, until the current existing obligation to Safescript Pharmacies, Inc. for this license regarding the consolidated statistical metropolitan area of Fresno, California is fully paid. This agreement was amended on February 16, 2004. As a result of this amendment to the agreement, Mr. Parker received 220,429 shares of our common stock and released and forever discharged us from all liability associated with this debt. Mr. Parker also relinquished to us all of his rights under the exclusive license granted by Safescript Pharmacies, Inc. solely for the consolidated statistical metropolitan area of Fresno, California.

3.
On April 24, 2003, we entered into an agreement with TPG for the purpose of funding the establishment and operations of pharmacies. Ron Folse, our former Executive Vice President, and A.J. LaSota, our former President and Director each own approximately 19% of TPG. On March 5, 2004, Mr. Folse and Mr. LaSota resigned from all positions of authority in TPG.

4.
On January 26, 2004, we entered into an agreement with Brockington Securities, Inc. (“Brockington”) to act as our financial advisor, investment banker, and placement agent. Our current CEO, Mr. Robert DelVecchio, is the President and CEO of Brockington. Pursuant to this agreement, Brockington received 500,000 shares of our common stock. On June 18, 2004, our board of directors approved an extension for an additional term of eighteen months to the agreement entered into with Brockington. Pursuant to the terms of this extension, Brockington received an additional 150,000 shares of our common stock and warrants to purchase 350,000 shares of our common stock exercisable for a period of five years from the date of issuance at the price of $0.60 per share. In connection with the aforementioned extension, Brockington was granted certain “piggy-back” registration rights relating to the equity instruments issued in June 2004.

5.
On June 17, 2004, we completed an exempt offering to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act and Brockington acted as placement agent for this offering. Upon closing of this offering, Brockington received a commission of $295,670 and expenses in the amount of $8,000.

6.
In December, 2004, we received a loan from Robert James, Inc. (the “Lender”), a company under the control of Mr. DelVecchio, evidenced by a promissory note (“Note”) for the purpose of purchasing inventory for our pharmacies. This Note is for a maximum of $150,000 and matures on the earlier of March 6, 2005 or the date that we are able to consummate an accounts receivable factoring arrangement for our working capital. The outstanding principal amount of this Note bears interest at a rate of three percent (3%) per month. In consideration of this Note, we agreed to pay the Lender an administrative fee of $1,500 and a financing fee of $2,100. In addition to these fees, we agreed to pay the Lender by the fifth day of every month from January 2005 until the principal amount is repaid an administrative fee of $1,875 and a financing fee of $2,675. On February 13, 2005, the loan was paid in full.

7.
On February 1, 2005, we entered into a Termination and Settlement Agreements with Mr. David Parker and Mr. A.J. LaSota. Mr. Parker and Mr. LaSota resigned from their positions as officers and directors. In accordance with the terms of these agreements, Mr. Parker and Mr. LaSota returned to the corporate treasury 5,400,000 and 429,353 shares of our common stock respectively. Also on February 1, 2005, we entered into a Settlement Agreement with Ron Folse, our former Executive Vice President. In accordance with the terms of this agreement, Mr. Folse returned to the corporate treasury 429,353 shares of our common stock.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “ERXI.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2005
Quarter Ended	High $	Low $
March 31, 2005	0.51	0.28

Fiscal Year Ended December 31, 2004
Quarter Ended	High $	Low $
March 31, 2004	0.87	0.46
June 30, 2004	0.69	0.52
September 30, 2004	0.65	0.43
December 31, 2004	0.62	0.25

Fiscal Year Ended November 30, 2003
Quarter Ended	High $	Low $
February 28, 2003	0.45	0.17
May 31, 2003	0.37	0.17
August 31, 2003	0.64	0.27
November 30, 2003	0.64	0.37

On May 31, 2005, the last sales price of our common stock was $0.36.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of May 19, 2005, we had approximately one hundred thirty two holders of record of our common stock and several other stockholders hold shares in street name.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our compensation plans under which shares of common stock may be issued upon the exercise of options as of December 31, 2004. See notes 2 and 6 to our consolidated financial statements included herein.

Equity Compensation Plans as of December 31, 2004

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	55,000	$0.50	5,490,613
Equity compensation plans not approved by security holders	450,000	$0.60	-
Total	505,000	$0.58	5,490,613

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Robert DelVecchio	CEO	2004 2003 2002	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a	n/a n/a n/a
David Parker(1)	Former CEO, CFO, and Director	2004 2003 2002	129,082 33,923 n/a	0 0 n/a	0 144,000 n/a	0 0 n/a	0 0 n/a	0 0 n/a	0 0 n/a
A.J. LaSota(2)	Former President and Director	2004 2003 2002	108,940 29,400 n/a	0 0 n/a	0 129,600 n/a	0 0 n/a	0 0 n/a	0 0 n/a	0 0 n/a
Ron Folse(3)	Former Executive Vice-President	2004 2003 2002	91,138 24,877 n/a	0 0 n/a	0 105,600 n/a	0 0 n/a	0 0 n/a	0 0 n/a	0 0 n/a

(1)
On February 1, 2005, we received the resignation of David Parker. Under the terms of a settlement and termination agreement, Mr. Parker returned to the corporate treasury 5,400,000 shares of our common stock.

          (2)  On February 1, 2005, we received the resignation of A.J. LaSota. Under the terms of a settlement and termination agreement, Mr. LaSota returned to the corporate treasury 684,861 shares of our common stock.
          (3)  On November 19, 2004, we accepted the resignation of Ron Folse. Under the terms of a settlement agreement entered into on February 1, 2005, Mr. Folse returned to the corporate treasury 429,353 shares of our common stock.

On September 5, 2003, we entered into verbal agreements with our executive officers and issued shares of common stock to each of them in settlement of accrued consulting and salary expense for the period of March 2003 through July 2003. The shares issued were valued at $0.48 per share, the estimated fair value at the date of the agreement.

•	David Parker was issued 300,000 shares of restricted common stock valued at $144,000 on the issuance date, and at approximately $102,000 on December 31, 2004.
•	A.J. LaSota was issued 270,000 shares of restricted common stock valued at $129,600 on the issuance date, and at approximately $91,800 on December 31, 2004.
•	Ron Folse was issued 220,000 shares of restricted common stock valued at $105,600 on the issuance date, and at approximately $74,800 on December 31, 2004.

The common stock described in the preceding paragraph is “restricted” only by the sale limitations of SEC Rule 144. There are no performance-based conditions associated with such stock sale, which fully vested on the issuance date.

On December 20, 2003, we entered into agreements with our executive officers to reduce their salaries and discontinue any automobile allowances for the period from December 20, 2003 until such time as determined by our board of directors. As a part of these agreements, David Parker’s annual salary was reduced from $180,000 to $135,000, A.J. LaSota’s annual salary was reduced from $156,000 to $117,000, and Ron Folse’s annual salary was reduced from $132,000 to $99,000.

Compensation to Directors

Only our outside directors receive compensation for their services as director. We have compensated our outside directors for their service on the board of directors as follows:

Outside Director	Year	Shares of Common Stock Received
Richard Falcone	2005 2004	50,000 50,000
James Manfredonia	2005 2004	50,000 50,000
Annette McEvoy(1)	2005 2004	25,000 50,000
Geoffrey S. Carroll(2)	2005 2004	25,000 50,000

(1)	On February 16, 2005, Annette McEvoy resigned as a member of our board of directors
(2)	On February 11, 2005, Geoffrey Carroll resigned as a member of our board of directors.

Other than as set forth above, our outside directors currently receive $1,500 for attending any board of director’s meeting in-person, $1,500 for any speaking engagement on our behalf, and reimbursement for reasonable expenses incurred in attending board or committee meetings

Summary of Options Grants

There were no options granted to our executive officers in the year ended December 31, 2004 and no options have been granted to our executive officer since the year ended December 31, 2004.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements:

F-1  Report of Independent Registered Public Accounting Firm

F-2  Consolidated Balance Sheet as of December 31, 2004

F-3  Consolidated Statements of Operations - Years Ended December 31, 2004 and November 30, 2003 and the one month transition period ended December 31, 2003

F-4  Consolidated Statement of Stockholders’ Equity (Deficit) and Comprehensive Loss for the Years Ended December 31, 2004 and November 30, 2003 and the one month transition period ended December 31, 2003

F-5  Consolidated Statements of Cash Flows for the Years Ended December 31, 2004 and November 30, 2003 and the one month transition period ended December 31, 2003

F-6  Notes to Consolidated Financial Statements

Unaudited Financial Statements:

F-34   Unaudited Condensed Consolidated Balance Sheet as of March 31, 2005

F-35	Unaudited Condensed Consolidated Statements of Operations for the three month periods ended March 31, 2005 and 2004

F-36     Unaudited Condensed Consolidated Statements of Cash Flow for the three month periods ended March 31, 2005 and 2004

F-37    Notes to Unaudited Condensed Consolidated Financial Statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Directors and Stockholders
eRXSYS, Inc. (Formerly Known As Surforama.com, Inc.) And Subsidiaries

We have audited the accompanying consolidated balance sheet of eRXSYS, Inc. and Subsidiaries (collectively the “Company”), as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss and cash flows for the years ended December 31, 2004 and November 30, 2003 and for the one-month transition period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eRXSYS, Inc. and Subsidiary as of December 31, 2004, and the results of their operations and their cash flows for years ended December 31, 2004 and November 30, 2003 and for the one-month transition period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had negative cash flow from operations of approximately $3.4 million in 2004, an accumulated deficit of approximately $10.5 million at December 31, 2004 and recurring losses from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    SQUAR, MILNER, REEHL & WILLIAMSON, LLP

April 8, 2005
Newport Beach, California

eRXSYS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004

ASSETS

Current Assets
Cash	$86,325
Inventories	158,009
Prepaid expenses and other assets	34,812
Related party receivable	279,146

279,146

Property and Equipment, net	740,194

$1,019,340

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$830,692

Notes payable to related party and stockholders	1,063,465

1,894,157

Notes Payable to Related Party and Stockholder, net of current portion	370,000

2,264,157

Minority Interest	693,408

Commitments and contingencies

Stockholders' Deficit
Preferred shares; par value $0.001 per share;
authorized 5,000,000 shares; no preferred shares issued
and outstanding	-

Common shares; par value $0.001 per share;
authorized 70,000,000 shares; 44,777,899 common shares issued and
outstanding	44,978

Additional paid-in capital, net	8,778,024

Deferred compensation	(217,200)

Accumulated deficit	(10,544,027)

Stockholders' deficit	(1,938,225)

$1,019,340

The accompanying notes are an integral part of the consolidated Financial Statements.

eRXSYS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004, NOVEMBER 30, 2003 AND THE ONE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2003

			ONE MONTH
			TRANSISTION
	YEARS ENDED		PERIOD ENDED
	DECEMBER 31, 2004	NOVEMBER 30, 2003	DECEMBER 31, 2003

GROSS SALES	$1,164,568	$1,038	$7,982

COST OF SALES	(1,411,163)	(12,784)	(26,267)

GROSS LOSS	(246,595)	(11,746)	(18,285)

OPERATING EXPENSES
Salaries and related	1,401,017	314,650	595,922
Consulting and other compensation	2,253,848	805,455	80,526
Selling, general and administrative	1,564,855	282,157	63,602
Impairment of intangible asset	2,977,448	-	-
	8,197,168	1,402,262	740,050

OPERATING LOSS	(8,443,763)	(1,414,008)	(758,335)

OTHER (EXPENSE) INCOME
Interest expense	(92,468)	(38,346)	(4,605)
Interest income	-	1,073	1,991
Other expense	(12,289)	(52,201)	(17,884)
	(104,757)	(89,474)	(20,498)

LOSS BEFORE MINORITY INTEREST	(8,548,520)	(1,503,482)	(778,833)
MINORITY INTEREST	537,233	44,487	27,085

NET LOSS	$(8,011,287)	$(1,458,995)	$(751,748)

Basic and diluted loss per common share	$(0.19)	$(0.06)	$(0.02)

Basic and diluted weighted average number of common
shares outstanding	41,112,800	24,115,700	35,875,700

The accompanying notes are an integral part of the consolidated Financial Statements.

eRXSYS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2004, NOVEMBER 30, 2003 AND THE ONE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2003
AND THE ONE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2003

								Total
	Common Stock		Additional	Cumulative	Comprehensive			Stockholders'
			Paid In	Translation	Income	Deferred	(Accumulated)	(Deficit)
	Shares	Amount	Capital	Adjustment	(Loss)	Compensation	Deficit)	Equity

Balance, November 30, 2002	19,828,899	$19,829	$168,560	$(2,508)	$-	$-	$(321,997)	$(136,116)

Issuance of common stock in connection with a private placement	5,323,000	5,323	1,325,427	-	-	-	-	1,330,750

Issuance of common stock for services rendered	4,613,600	4,614	1,516,394	-	-	(972,000)	-	549,008

Issuance of common stock in connection with the conversion of debt	4,444,444	4,444	1,388,889	-	-	-	-	1,393,333

Issuance of common stock in connection with the conversion of related party note payable	220,429	221	133,387	-	-	-	-	133,608

Amortization of deferred consulting fees	-	-	-	-	-	120,000	-	120,000

Net loss	-	-	-	-	-	-	(1,458,995)	(1,458,995)

Comprehensive Loss	-	-	-	-	2,508	-	-	2,508

Balance, November 30, 2003	34,430,372	34,431	4,532,657	(2,508)	2,508	(852,000)	(1,780,992)	1,934,096

Issuance of common stock for services rendered	1,544,149	1,544	662,440	-	-	-	-	663,984

Amortization of deferred consulting fees	-	-	-	-	-	59,600	-	59,600

Net loss	-	-	-	-	-	-	(751,748)	(751,748)

Comprehensive Loss	-	-	-	-	-	-	-	-

Balance, December 31, 2003	35,974,521	35,975	5,195,097	(2,508)	2,508	(792,400)	(2,532,740)	1,905,932

Issuance of common stock in connection with a private placement	7,391,750	7,392	2,642,760	-	-	-	-	2,650,152

Issuance of common stock for services rendered	1,611,628	1,611	706,167	-	-	-	-	707,778

Fair maket value of warrants issued to consultants	-	-	234,000	-	-	-	-	234,000

Amortization of deferred consulting fees	-	-	-	-	-	575,200	-	575,200

Net loss	-	-	-	-	-	-	(8,011,287)	(8,011,287)

Comprehensive Loss

Balance, December 31, 2004	44,977,899	44,978	8,778,024	(2,508)	2,508	(217,200)	(10,544,027)	(1,938,225)

The accompanying notes are an integral part of the consolidated Financial Statements.

eRXSYS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004, NOVEMBER 30, 2003 AND THE ONE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2003

			ONE MONTH
			TRANSITION
	YEAR ENDED	YEAR ENDED	PERIOD ENDED
	DECEMBER 31, 2004	NOVEMBER 30, 2003	DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(8,011,287)	$(1,458,995)	$(751,748)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization of property and equipment	50,448	4,022	328
Amortization of deferred consulting fee	575,200	120,000	59,600
Impairment of intangible asset	2,977,448	-	-
Minority interest in net loss of Joint Venture	(537,233)	(44,487)	(27,085)
Issuance of common stock for services	932,401	549,008	663,984
Changes in operating assets and liabilities:
Related party receivable	-	(10,646)	10,646
Restricted cash	-	-	-
Inventories	(119,961)	(40,900)	2,852
Prepaid expenses and other current assets	(3,136)	(24,225)	(966)
Other assets	-	(6,792)	307
Accounts payable and accrued liabilities	718,651	273,459	(160,251)
Related party payable	(14,797)	14,797	-

Net cash used in operating activities	(3,432,266)	(624,759)	(202,333)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(719,872)	(76,288)	-
Purchase of market license	-	(37,000)	-

Net cash used in investing activities	(719,872)	(113,288)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments on notes payable	(15,000)
Principal repayments on notes payable to related party and shareholder	(130,131)	(125,596)	(20,395)
Proceeds from the issuance of notes payable	50,000	-	-
Proceeds from the issuance of notes payable to related party and shareholder	109,409	15,000	-
Issuance of common stock for cash	2,650,030	1,330,750	-
Issuance of common stock in connection with issuance of notes payable	9,500	-	-
Minority interest of TPG, LLC	854,213	448,000	-

Net cash provided by (used for) financing activities	3,528,021	1,668,154	(20,395)

Foreign currency translation	-	2,508	-

Net increase (decrease) in cash	(624,117)	932,615	(222,728)

Cash at beginning of period	710,442	555	933,170

Cash at end of period	$86,325	$933,170	$710,442

Supplemental disclosure of cash flow information-
Cash paid during the year for:

Interest	$92,468	$38,346	$4,605

Income taxes	$4,912	$-	$-

The accompanying notes are an integral part of the consolidated Financial Statements.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

1. ORGANIZATION AND BASIS OF PRESENTATION

eRXSYS, Inc. was organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. From October 1999 to August 2002, Surforama was in the business of developing and marketing on-line advertising for service providers, corporations and individuals. After this time, Surforama reorganized its operations and became engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescriptions. Because the focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain, non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo are not typically kept in inventory. Revenues are derived exclusively from the sale of prescription drugs.

The majority of the business is derived from physicians who transmit prescriptions directly to our store electronically. “Walk-in” prescriptions from other physicians are limited.

In April 2003, Surforama entered into a joint venture with TPG Partners, L.L.C. (“TPG”) to form Safescript Pharmacies of California, L.L.C. (“Joint Venture”). This Joint Venture was formed to establish and operate pharmacies. Surforama owns 51% of the Joint Venture with TPG owning the remaining 49%. In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), to own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”).

In October 2003, Surforama changed its name to eRXSYS, Inc. (“eRXSYS”).

In February 2004, eRXSYS entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN").eRXSYS owns 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five pharmacies, and eRXSYS will contribute technology, consulting services, and marketing expertise.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Organization and Nature of Operations (continued)

eRXSYS, Inc., API, Joint Venture, and APN are hereinafter collectively referred to as the “Company”

Going Concern Considerations

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As of December 31, 2004, the Company had an accumulated deficit of approximately $10.6 million, recurring losses from operations and negative cash flow from operating activities of approximately $3.4 million for the year then ended.

The Company intends to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital or other cash requirements for the year ending December 31, 2005. The Company will be required to seek additional funds to finance its immediate and long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

•
The Company suspended the development of new pharmacies as part of the restructuring activities that took place in the fourth calendar quarter of 2004 and the first quarter of 2005 (See Note 7 for more information)

•	The Company is aggressively signing up new physicians.
•	The Company is seeking investment capital through the public markets.
•	The Company implemented a new marketing strategy to attract business.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of eRXSYS, Inc., its wholly owned subsidiary, Safescript, and its 51% owned Joint Venture. The Company has the ability to exercise control over the Joint Venture; as such, the Company has consolidated the Joint Venture into its consolidated financial statements. All significant inter-company accounts and transactions have been eliminated in consolidation.

Transition Period Reporting

On February 2, 2004, the Company reported its decision to change its fiscal year end from November 30 to December 31. This action created a "transition period" (as defined), which is the one month period ended December 31, 2003. Under the SEC’s reporting rules, a registrant is not required to file a separate transition report for transition periods that do not exceed one month. Rule 13a-10 of the Securities and Exchange Act of 1934 (as amended) requires registrants that have a transition period of one month or less to include audited financial statements for that transition period in the first audited financial statements filed thereafter. Accordingly, the Company’s December 31, 2003 audited consolidated balance sheet and its consolidated statements of operations and cash flows for the one month transition period then ended are included in accompanying financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include current and deferred income taxes, the deferred tax asset valuation allowance, and realization of inventories and long-lived assets. Actual results could materially differ from these estimates.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition. The Company has a limited operating history since it has just finished its first year of operations and has not yet generated significant revenue. As a new operating entity, the Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing expanding operations; competition; attracting, retaining and motivating qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government regulations.

Therefore, the Company may be subject to the risks of delays in obtaining or failing to obtain regulatory clearance and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

The Company’s leased pharmacies are subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining or maintaining the required licensing or approvals could prevent the continued operation of such pharmacies. Management believes that the Company is operating in compliance with all applicable laws and regulations.

The Company purchased 95% of its inventory of prescription drugs from one wholesale vendor during the year ended December 31, 2004. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of the consolidation of the pharmacy industry and the practice of certain large pharmacy chains to purchase directly from product manufacturers. Although management believes we could obtain the majority of our inventory through other distributors at competitive prices and upon competitive payment terms if our relationship with our primary wholesale drug vendor was terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.

The Company’s pharmacies sell highly regulated and high-risk drugs that are prescribed by physicians. The Company’s business may be directly affected by the number of physicians that transmit to the pharmacies.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties (continued)

Governmental Regulations

The pharmacy business is subject to extensive and often changing federal, state and local regulations, and our pharmacies are required to be licensed in the states in which they are located or do business. While management continuously monitors the effects of regulatory activity on the Company’s operations and we currently have a pharmacy license for each pharmacy the Company operates, the failure to obtain or renew any regulatory approvals or licenses could adversely affect the continued operations of the Company’s business.

The Company is also subject to federal and state laws that prohibit certain types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of products and/or services. Violation of these laws can result in a loss of licensure, civil and criminal penalties and exclusion from various federal and state healthcare programs. The Company expends considerable resources in connection with compliance efforts. Management believes that the Company is in compliance with federal and state regulations applicable to its business.

The Company is also impacted by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice ("transaction standards"); privacy of individually identifiable healthcare information ("privacy standards"); security and electronic signatures ("security standards"), as wells as unique identifiers for providers, employers, health plans and individuals; and enforcement. The Company is required to comply with these standards and is subject to significant civil and criminal penalties for failure to do so. Management believes the Company is in compliance with these standards. There can be no assurance, however, that future changes will not occur which the Company may not be, or may have to incur significant costs to be, in compliance with new standards or regulations. Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect any future legislation or regulation will have on the Company.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management’s forecasts for sales of the Company’s products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management’s assumptions about market conditions and future demand for the Company’s products. Such reserve was insignificant to the accompanying consolidated financial statements. Should the demand for the Company’s products prove to be significantly less than anticipated, the ultimate net realizable value of the Company’s inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in results of operations.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets

Statement of Financial Accounting standard (“SFAS”) No. 142,"Goodwill and Other Intangible Assets" ,which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

For additional information, see the discussion in “Long-Lived Assets” immediately below.

Long-Lived Assets

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144,"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

In March 2004, management determined that the license underlying the license agreement entered into with Safescript Pharmacies, Inc. was 100% impaired (See Note 4).

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Business Combinations

SFAS No. 141,"Business Combinations," which is effective for transactions initiated after June 30, 2001, eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 be accounted for using the purchase method. The adoption of SFAS No. 141 did not have an impact on the Company’s consolidated financial statements.

Emerging Issues Task Force ("EITF") No. 98-3, "Determining Whether a Nonmonetary Transaction Involves Receipt of a Productive Asset or of a Business," defines the elements necessary to evaluate whether a business has been received in a nonmonetary exchange transaction. EITF 98-3 defines a business as a self-sustaining integrated set of activities and assets conducted and managed for the purpose of providing a return to investors. A business consists of (a) inputs, (b) processing applied to those inputs, and (c) resulting outputs that are used to generate revenues. Pursuant to EITF 98-3, since the acquisition of certain assets (See Note 4) did not have all the required elements to be considered the purchase of a business, the Company recorded the transaction as an asset purchase.

Revenue Recognition

The Company generates revenue from prescription drug sales which primarily are reimbursed by healthcare insurance carriers and government agencies. The Company’s ultimate expected revenue may be adjusted for contractual allowances by such third parties and are adjusted to actual as cash is received and charges are settled. The Company is monitoring its revenues from these sources and is creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate these potential contractual allowances on a monthly basis. As the Company is considered to be in the startup stage and lacks sufficient operational history, management is unable to determine the fixed settlement of such revenue. Therefore, the Company is recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, the Company would have recorded additional revenue of approximately $221,000 in 2004.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

The Company expenses the cost of advertising when incurred. Advertising costs for the years ended December 31, 2004 and November 30, 2003 were immaterial to the consolidated financial statements, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Exit and Disposal Activities

The Company accounts for expenses related to non-discretionary restructuring activities (including workforce reductions) in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit and Disposal Activities.” GAAP prohibits the recognition of an exit-activity liability until (a) certain criteria (which demonstrate that it is reasonably probable that a present obligation to others has been incurred) are met, and (b) the fair value of such liability can be reasonably estimated. The Company recorded a restructuring charge of approximately $48,000 in calendar 2004. See Note 7 for additional information.

Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25,"Accounting for Stock issued to Employees" and related interpretations. Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123,"Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation (continued)

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirement of SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

FASB Interpretation No. 44 ("FIN 44"),"Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25,"clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a stock option plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. At December 31, 2004 the Company has one stock-based employee compensation plan which is described more fully in Note 6. The following table illustrates the effect on net loss and loss per common share for the years ended December 31, 2004 and November 31, 2003, as if the Company had applied the fair value recognition provisions of SFAS No. 123 for all of its stock-based employee compensation plans.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation (continued)

	2004	2003
Net (loss) as reported	$(8,011,287)	$(1,458,995)
Stock based compensation, net of tax	8,550)	-
Pro forma net (loss)	$(8,019,837)	$(1,458,995)
Basic and diluted (loss) per common share:
As reported	$(0.18)	$(0.06)
Pro forma	$(0.18)	$(0.06)

The assumptions used in the Black Scholes option pricing model for the years ended December 31, 2004 and November 30, 2003 were as follows:

	2004	2003

Discount rate	5%	-
Volatility	1.3	-
Expected life (years)	3.0	-
Expected dividend yield	-	-

The above proforma effects of applying SFAS 123 are not necessarily representative of the impact on the results of operations for future years.

Basic and Diluted Loss Per Common Share

The Company computes loss per common share using SFAS No. 128 “Earnings Per Share”. Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. There were no dilutive potential common shares at December 31, 2004. Because the Company has incurred net losses and there are no potential common shares, basic and diluted loss per common share are the same.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse (See Note 9).

Recently Issued Accounting Pronouncements

In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIEs"), and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIEs: periods ended after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. Management has concluded that the Company does not have a significant variable interest in any VIEs.

In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position (“FSP”) FAS 150-03 (“FSP 150-3”), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150’s measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company’s results of operations or financial condition.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an Amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. In Chapter 4 of ARB 43, paragraph five previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges...." SFAS No. 151 requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of “so abnormal” (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Small Business Issuers are required to apply SFAS No. 123-R in the first interim reporting period that begins after December 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004:

Furniture and equipment	$41,961
Computer equipment and information systems	296,816
Leasehold improvements	454,475
793,252

Less accumulated depreciation and amortization	(53,058)

$740,194

4. INTANGIBLE ASSETS

In 2003, the Company acquired the rights to an exclusive license ("License") to operate Safescript Pharmacies in California, Oregon, Washington, and Alaska from Safescript Pharmacies, Inc., formerly known as RTIN Holdings, Inc., (the "Licensor"). In connection with this transaction, the Company assumed a note payable to the Licensor (see Note 5), executed a new note payable with its former Chief Executive Officer (see Note 5) and paid $370,000 in cash.

On March 12, 2004, the Company entered into a technology license agreement ("Technology License") with Network Technology, Inc. ("RxNT"). The Technology License grants the Company the right to use RxNT’s e-prescribing technology under the Company’s brand name "Assured Script". Pursuant to the Technology License agreement, the Company paid RxNT $50,000 at the execution of the agreement and $50,000 at the launch of the Company’s branded pharmacy. At December 31, 2004, the Company has paid $100,000 which has been recorded in property and equipment in the accompanying consolidated balance sheet.

On March 17, 2004, the Company filed a lawsuit in Nevada State Court against the Licensor seeking damages, declaratory relief, to rescind the License and to recover the consideration paid therefore. On March 19, 2004, the Licensor filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of the Licensor filing for bankruptcy. The Company refiled substantially the same claim as an adversary proceeding in the Licensor’s bankruptcy case in the U.S. Bankruptcy court in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

4. INTANGIBLE ASSETS (continued)

As of March 31, 2004, management determined that the License was 100% impaired based on (a) the uncertainty of the Licensor’s ability to continue as a going concern, which created substantial doubt about the Licensor’s ability to support their e-prescribing technology, (b) the Company’s dispute with the Licensor, and (c) the Company’s implementation of the RxNT technologies at its first two pharmacies. Accordingly, the Company impaired the entire intangible asset of approximately $2,997,000 in the accompanying consolidated statement of operations.

5. NOTES PAYABLE TO RELATED PARTY AND STOCKHOLDERS

The Company assumed a note payable (“Note A”) of approximately $3,177,000 in connection with acquisition of a License (see Note 4), of which $2,000,000 was converted into 4,444,444 shares of the Company’s restricted common stock. The remaining balance of approximately $1,177,000 was payable in monthly installments of $25,000 including interest at 5% per annum with a balloon payment of approximately $802,000 due in December 2004. Note A is secured by the License. At December 31, 2004, the total outstanding principal balance of Note A approximated $1,013,000, and monthly installments were eleven months in arrears due to the Company’s dispute with the Licensor (See Note 4).

The Company executed a note payable (“Note B”) with a stockholder for $370,000 in connection with the acquisition of a License (see Note 4). Note B accrues interest at a fixed rate of 5% per annum. Note B is secured by the License and matures in December 2007. At December 31, 2004, the total outstanding principal balance on Note B was $370,000 and accrued interest expense of approximately $20,000 has been included in the accompanying consolidated balance sheet.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

5. NOTES PAYABLE TO RELATED PARTY AND STOCKHOLDERS (continued)

In December 2004, the Company executed a note payable (“Note C”) with a shareholder for the purpose of purchasing inventory for our pharmacies. Note C is for a maximum of $150,000 and matures on the earlier of March 6, 2005 or the date that the Company is able to consummate an accounts receivable factoring arrangement for its working capital. The outstanding principal amount of Note C bears interest at a rate of three percent (3%) per month. In consideration of Note C, the Company agreed to pay an administrative fee of $1,500 and a financing fee of $2,100. In addition to these fees, the Company agreed to pay by the fifth day of every month from January 2005 until the principal amount is repaid an administrative fee of $1,875 and a financing fee of $2,675. As of December 31, 2004, the total outstanding balance on Note C was $50,000. Subsequent to December 31, 2004, this shareholder was appointed as the Company’s Chief Executive Officer (“CEO”).

6. EQUITY TRANSACTIONS

Common Stock

During the one month transition period ended December 31, 2003, the Company issued 1,544,149 shares of restricted common stock to consultants for services rendered valued at approximately $664,000 (estimated to be fair value based on the trading price on the issuance date).

During the year ended December 31, 2004, the Company issued 500,000 shares of restricted common stock to a investment banker for services valued at approximately $280,000 (estimated to be fair value based on the trading price on the issuance date) included in consulting and other compensation in the accompanying consolidated statement of operations.

During the year ended December 31, 2004, in connection with the extension of a consulting agreement with the aforementioned investment banker, the Company issued 150,000 shares of restricted common stock, with warrants to purchase 350,000 shares of the Company’s common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, to the investment banker for services rendered. The 150,000 shares of restricted common stock were valued at approximately $70,500 (estimated to be fair value based on the trading price on the issuance date) and the 350,000 warrants were valued at approximately $196,000 (estimated to be fair value based on the Black-Scholes pricing model on the issuance date).

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

Such expense included in consulting and other compensation in the accompanying consolidated statement of operations. Subsequent to December 31, 2004, the investment banking firm’s president (who is the stockholder/creditor referenced in the third paragraph of Note 5) was appointed as the Company’s CEO.

During the year ended December 31, 2004, the Company issued 716,625 shares of restricted common stock to consultants for services rendered valued at approximately $268,400 (estimated to be fair value based on the trading price on the issuance date).

During the year ended December 31, 2004, the Company issued 20,000 shares of restricted common stock in connection with notes payable issued to certain shareholders and third parties valued at approximately $9,500 (estimated to be fair value based on the trading price on the issuance date).

During the year ended December 31, 2004, the Company completed its offering of common stock to accredited investors through a private placement. The Company offered a maximum of 4,375,000 units at a price of $0.80 per unit, with a minimum offering of 625,000 units. Each unit consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 per share exercisable for twenty-four months after June 17, 2004. The Company agreed to commence the registration process with the SEC for the common stock issued and the common stock underlying the warrants within ninety days after the (June 17, 2004) termination date of this offering. If the average closing price of the Company’s common stock on the OTC Bulletin Board for the thirty consecutive trading days following the effectiveness of the registration statement is equal to or greater than $1.20, the Company has the right to call the warrants at the exercise price within fifteen business days of such occurrence. During the three months ended June 30, 2004, the Company issued 7,391,750 shares of its restricted common stock in connection with the private placement. The Company received proceeds of $2,650,152, net of broker/dealer commission, legal fees, and Blue Sky fees related to the private placement of $306,548 which were recorded in additional paid-in capital in the accompanying consolidated balance sheet.

On December 15, 2004, the Company filed the registration statement described in the preceding paragraph (the “Registration Statement”) with the SEC. The Company has since received comments on the Registration Statement from the SEC. However, pending the filing of the Company’s December 31, 2004 Form 10-KSB, the Company had not amended the Registration Statement as of April 8, 2005. Thus, as of that date, the Registration Statement had not been declared effective.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

Common Stock (continued)

During the year ended December 31, 2004, the Company issued 225,003 shares of restricted common stock to two of its directors for services rendered valued at approximately $80,000 (estimated to be fair value based on the trading price on the issuance date). Such amount is included in consulting and other compensation in the accompanying consolidated statement of operations.

Warrants

During the year ended December 31, 2004, in connection with the private placement described above, the Company issued 3,695,875 warrants to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for twenty-four months from June 17, 2004.

During the year ended December 31, 2004, the Company issued warrants to purchase 100,000 shares of the Company’s common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, to a consultant. The warrants are valued at approximately $56,000 (estimated to be fair value based on the Black-Scholes pricing model on the issuance date). Such expense is included in consulting and other compensation in the accompanying consolidated statement of operations.

The number of outstanding and exercisable warrants as of December 31, 2004 provided below:

	Number of Shares	Weighted-Average Exercise Price
Warrants outstanding and exercisable at January 1, 2004	-	$-
Granted	4,145,875	$0.60
Warrants outstanding and exercisable at December 31, 2004	4,145,875	$0.60

No warrants were issued prior to January 1, 2004.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

Stock Options

During the year ended November 30, 2003, the Company’s Board of Directors approved an Incentive Stock Option Plan ("ISOP") to grant options to its key personnel. There are two types of options that can be granted under the ISOP: i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Qualified Stock Options"), and ii) options not specifically qualified for favorable income tax treatment under the Internal Revenue Code ("Non-Qualified Stock Options"). The ISOP is administered by the Company’s board of directors or the compensation committee (the "Administrator"). The Company is authorized to grant qualified stock options to any of its employees or directors.

The purchase price for the shares subject to any option shall be determined by the ISOP Administrator at the time of the grant, but shall not be less than 85% of the fair market value per share of the Company’s common stock on the grant date. Except as described below, the purchase price for the shares subject to any Qualified Stock Option shall not be less than 100% of fair market value per share of common stock on the grant date. In the case of any Qualified Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries, the option price shall not be less than 110% of the fair market value per share of the Company’s common stock on the grant date.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

Stock Options (continued)

No option shall be exercisable after the expiration of the earliest of: (a) ten years after the option is granted, (b) three months after the optionee’s employment with the Company and its subsidiaries terminates, or a non-employee director or consultant ceases to provide services to the Company, if such termination or cessation is for any reason other than disability or death, or (c) one year after the optionee’s employment with the Company and its subsidiaries terminates, or a non-employee director or consultant ceases to provide services to the Company, if such termination or cessation is a result of death or disability; provided, however, that the agreement for any option may provide for shorter periods in each of the foregoing instances.

The ISOP Administrator has the right to set the period within which each option shall vest or be exercisable and to accelerate such time frames; provided however each option shall be exercisable at the rate of at least 20% per year from the grant date. Unless otherwise provided by the ISOP Administrator, each option will not be subject to any vesting requirements.

For the year ended December 31, 2004, under the ISOP, the Company granted options to purchase 165,000 shares of common stock to employees. The stock options have an exercise price of $0.50 per share and vest one-third each consecutive year following the date of grant. Such stock options expire on the earlier of three years after vesting or ninety days after termination of employment with the Company.

	Number of Shares	Weighted-Average Exercise Price
Options outstanding and exercisable at January 1, 2004	-	$-
Granted	165,000	$0.50
Cancelled or forfeited	(110,000)	$0.50
Options outstanding at December 31, 2004	55,000	$0.50

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

Stock Options (continued)

The number of outstanding and exercisable options as of December 31, 2004 is provided below:

	Outstanding			Exercisable
Range of Exercise Price	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Life (Years)	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Life (Years)

$0.50	55,000	$0.50	0.8	-	$-	-

7. RESTRUCTURING COSTS

Because the Company’s revenue and operating margin had not grown in line with managements original expectations, the Company adopted a non-discretionary restructuring plan that resulted in a workforce reduction and other cost reductions (collectively, the “Restructuring”) intended to strengthen the Company’s future operating performance. The Company has implemented the Restructuring during the fourth quarter of calendar 2004. The Company’s total charge related to this Restructuring was approximately $48,000.

The Restructuring charge recognized during 2004 is comprised primarily of: (i) severance pay (including related payroll taxes) and associated one-time employee termination costs related to the reduction of the Company’s workforce; (ii) the closure and; (iii) terminating the construction of leasehold improvements at two of the Company’s planned pharmacies and vacating the premises; and (iv) professional fees incurred to improve the financial and competitive position of the Company. The Company accounts for the costs associated with exiting an activity, including costs associated with the reduction of the Company’s workforce, in accordance with SFAS 146.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

7. RESTRUCTURING COSTS (continued)

The following table summarizes the Company’s Restructuring-related expenses incurred during the year ended December 31, 2004:

Employee termination costs	$18,000
Professional fees	30,000
$48,000

As part of the Restructuring, the Company has reduced its workforce by a total of seventy one employees, from 22 to 17 (which includes voluntary resignations) or approximately 23% of its workforce.

8. OTHER RELATED PARTY TRANSACTIONS

During the fiscal year ended December 31, 2004, the Company appointed three physicians, who are also customers, to its Professional Advisory Board ("Advisory Board"). Pursuant to the Advisory Board agreement, the Company is to issue 10,000 shares of restricted common stock annually, compensate the physicians $1,500 per speaking engagement and $1,500 per Advisory Board meeting.

For the years ended December 31, 2004 and November 30, 2003, the Company recorded approximately $320,000 and $414,000 of revenue from these physicians, respectively.

On January 26, 2004, the Company entered into an agreement with Brockington Securities, Inc. (“Brockington”) to act as its financial advisor, investment banker, and placement agent. Pursuant to this agreement, Brockington received 500,000 shares of its common stock. As more fully described in the third paragraph of Note 6, on June 18, 2004, our board of directors approved an extension for an additional term of eighteen months to the agreement entered into with Brockington. Mr. Robert DelVecchio, who is the President of Brockington, became the Company’s CEO on February 3, 2005.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

9. INCOME TAXES

A reconciliation of income taxes computed at the U.S. Federal Statutory income tax rate to the provision for income taxes is as follows:

	2004	2003

U.S. Federal Statutory tax at 34%	$(2,907,000)	$(527,000)
State Taxes, net of federal benefit	(513,000)	(93,000)
Valuation Allowance	3,420,000	620,000

Provision for income taxes	$-	$-

The net deferred income tax asset (liability) consists of the following at December 31, 2004 and November 30, 2003:

	2004	2003

Net Operating Losses	$2,904,000	$620,000
Depreciable Assets	1,191,000	-
D Deferred Tax Assets	4,095,000	620,000
Valuation Allowance	(4,095,000)	(620,000)

	$-	$-

Based upon the net operating losses incurred since inception, management has determined that it is more likely than not that the deferred tax assets as of December 31, 2004 and 2003 will not be recognized. Consequently, the Company has established a valuation allowance against the entire deferred tax assets.

As of December 31, 2004, the Company has federal and state net operating losses of approximately $7,300,000 that begin to expire in 2022 and 2009 for federal and state purposes, respectively.

The utilization of some or all of the Company’s net operating losses may be severely restricted now or in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended. In addition, utilization of the Company’s California net operating losses for the years beginning in 2002 and 2003 has been suspended under state law.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

10. LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended December 31, 2004 and November 30, 2003.

	Year Ended December 31, 2004	Year Ended November 30, 2003

Numerator for basic and diluted loss per common share:
Net loss charged to common stockholders	$(8,011,287)	$(1,458,995)

Denominator for basic and diluted loss per common share:
Weighted average number of shares outstanding	41,112,800	24,115,700

Basic and diluted loss per common share	$(0.19)	$(0.06)

11. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company occupies buildings and retail space under operating lease agreements expiring on various dates through June 2010 with monthly payments ranging from approximately $600 to $5,600. Certain leases include future rental escalations and renewal options.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

11. COMMITMENTS AND CONTINGENCIES (continued)

Operating Leases (continued)

At December 31, 2004 future minimum payments under operating leases approximated the following for the years ending December 31, 2005 and thereafter:

2005	$296,684
2006	265,680
2007	271,046
2008	265,155
2009	187,184
Thereafter	33,980

$1,319,729

Total rent expense for the years ended December 31, 2004 and November 30, 2003 was approximately $217,000 and $20,000 is included in selling, general, and administrative expenses in the accompanying consolidated statement of operations.

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. The Company believes it possesses adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that the Company will not be sued, that any such lawsuit will not exceed our insurance coverage, or that it will be able to maintain such coverage at acceptable costs and on favorable terms.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

11. COMMITMENTS AND CONTINGENCIES (continued)

Legal Matters (continued)

Safescript Pharmacies, Inc. (formerly known as RTIN, Inc.) failed to provide us with essential services as set forth in the license agreement that they entered into and this has forced us to terminate our use of all technology granted under the license agreement entered into with Safescript Pharmacies, Inc. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.’s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.’s bankruptcy case, which was pending in the U.S. Bankruptcy Court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

On April 14, 2004, a former officer filed a lawsuit against us in Orange County California Superior Court. The former officer is seeking additional compensation in the amount of $213,000 and other relief that the court deems just and appropriate. This lawsuit is in the early stages and its outcome is not reasonably predictable. Management believes the lawsuit is without merit and the Company is aggressively defending this case.

Other than as disclosed herein, the Company is not currently involved in any litigation which it believes could have a material adverse effect on its financial position or results of operations.

12. SUBSEQUENT EVENTS

On February 1, 2005, the Company entered into Termination and Settlement Agreements (“Settlement Agreement”) with Mr. David Parker and Mr. A.J. LaSota. Mr. Parker and Mr. LaSota resigned from their positions as officers and directors. In accordance with the terms of these agreements, Mr. Parker and Mr. LaSota returned to the corporate treasury 5,400,000 and 429,353 shares of the Company’s common stock respectively. Also on February 1, 2005, the Company entered into a Settlement Agreement with Ron Folse, the former Executive Vice President. In accordance with the terms of this agreement, Mr. Folse returned to the corporate treasury 429,353 shares of the Company’s common stock.

eRXSYS, INC. AND SUBSIDIARIES
(Formerly Known As Surforama.com, Inc.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2004, November 30, 2003, and the One Month
Transition Period Ended December 31, 2003

12. SUBSEQUENT EVENTS (continued)

On February 23, 2005, the Company entered into an accounts receivable servicing and line of credit agreement with Mosaic Financial Services, LLC. Under the terms of the line of credit agreement, the Company can draw a maximum of $500,000 to purchase inventory. Beginning July 1, 2005, the maximum amount of the available line of credit will be increased to $700,000. These agreements are for a term of one year and will automatically renew for another one year period unless either party provides notice to the other of termination within 180 days prior to the end of the effective term.

eRXSYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2005
UNAUDITED

ASSETS

Current Assets
Cash	$29,995
Inventories	246,508
Prepaid expenses and other assets	25,294

301,799

Property and Equipment, net	524,390

$826,189

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$1,071,781
Line of Credit	219,287
Notes payable to related parties and stockholders	1,303,465

2,594,533

Minority Interest	635,768

Commitments and contingencies

Stockholders' Deficit
Preferred shares; par value $0.001 per share;
authorized 5,000,000 shares; no preferred shares issued
and outstanding	-

Common shares; par value $0.001 per share;
authorized 70,000,000 shares; 38,688,682 common shares issued and
outstanding	45,205

Subscribed Stock	494

Treasury Stock	(6,514)

Additional paid-in capital, net	9,303,027

Deferred compensation	(98,400)

Accumulated deficit	(11,647,923)

Stockholders' deficit	(2,404,111)

$826,189

See accompanying notes to condensed consolidated Financial Statements.

eRXSYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	THREE	THREE
	MONTHS ENDED	MONTHS ENDED
	MARCH 31, 2005	MARCH 31, 2004

GROSS SALES	$648,402	$79,668

COST OF SALES	(525,897)	(217,393)

GROSS PROFIT	122,505	(137,725)

Salaries and related	260,796	234,103
Consulting and other compensation	451,826	716,758
Selling, general and administrative	387,870	254,161
Impairment of intangible asset	-	2,977,448
Restructuring Charges	193,881	-
TOTAL OPERATING EXPENSES	1,294,372	4,182,470

LOSS FROM OPERATIONS	(1,171,867)	(4,320,195)

OTHER (EXPENSE) INCOME
Interest expense	(8,294)	(13,728)
Interest income	-	1,231
Other expense	(30,255)	-
Forgiveness of debt	48,878	-
TOTAL OTHER INCOME (EXPENSE)	10,329	(12,497)

LOSS BEFORE MINORITY INTEREST	(1,161,537)	(4,332,692)
MINORITY INTEREST	57,640	95,627

NET LOSS	$(1,103,898)	$(4,237,065)

Basic and diluted loss per common share	$(0.03)	$(0.12)

Basic and diluted weighted average number of common
shares outstanding	40,876,237	36,200,802

See accompanying notes to condensed consolidated Financial Statements.

eRXSYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	THREE	THREE
	MONTHS ENDED	MONTHS ENDED
	MARCH 31, 2005	MARCH 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(1,103,898)	$(4,237,065)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization of property and equipment	78,492	5,341
Amortization of deferred consulting fee	118,800	178,800
Loss on settlement of debt	87,960	-
Impairment of intangible asset	-	2,977,448
Minority interest in net loss of Joint Venture	(57,640)	(95,627)
Issuance of common stock for services	71,249	468,000
Changes in operating assets and liabilities:
Inventories	(88,499)	13,234
Prepaid expenses and other current assets	9,518	7,560
Other assets	-	(400)
Accounts payable and accrued liabilities	241,089	38,146
Related party payable	-	2,936

Net cash used in operating activities	(642,929)	(641,627)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	137,312	(64,048)

Net cash used in investing activities	137,312	(64,048)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of notes payable	-	200,000
Proceeds from the issuance of line of credit	500,000	-
Proceeds from the issuance of notes payable to related parties and shareholders	355,000	-
Principal repayments on line of credit	(280,713)	-
Principal repayments on notes payable	-	(20,722)
Principal repayments on notes payable to related parties and shareholders	(125,000)	-
Issuance of common stock in connection with issuance of notes payable	-	9,450
Minority interest of TPG, LLC	-	664,213

Net cash provided by financing activities	449,287	852,941

Net increase in cash	(56,330)	147,266

Cash at beginning of period	86,325	710,442

Cash at end of period	$29,995	$857,708

Supplemental disclosure of cash flow information-
Cash paid during the quarter for:

Interest	$16,627	$13,728

Please refer to the accompaning notes to the condensed financial statements for information regarding non-cash investing and financing activities.

The accompanying notes are an integral part of the consolidated Financial Statements.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

1. ORGANIZATION AND BASIS OF PRESENTATION

eRXSYS, Inc. was organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. (“Surforama”). In October 2003, the Company changed its name to eRXSYS, Inc. (“eRXSYS”). The Company is engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescriptions. Because the focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients’ chronic pain, non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo are not typically kept in inventory. We derive our revenue from the sale of prescription drugs. The majority of the business is derived from physicians who transmit prescriptions directly to our store electronically. “Walk-in” prescriptions from physicians are limited.

In April 2003, the Company entered into a joint venture with TPG Partners, L.L.C. (“TPG”) to form Safescript Pharmacies of California, L.L.C. (“Joint Venture”). This Joint Venture was formed to establish and operate pharmacies. The Company owns 51% of the Joint Venture with TPG owning the remaining 49% (minority owner). In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. (“Safescript”), to own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. (“API”).

In February 2004, eRXSYS entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN").eRXSYS owns 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five (5) pharmacies, and eRXSYS will contribute technology, consulting services, and marketing expertise.

eRXSYS, Inc., API, Joint Venture, and APN are hereinafter collectively referred to as the “Company.”

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Going Concern Considerations

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As of March 31, 2005, the Company had an accumulated deficit of approximately$11.6 million, recurring losses from operations and negative cash flow from operating activities for the three months then ended of approximately $643,000.

The Company intends to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital or other cash requirements for the year ending December 31, 2005. The Company will be required to seek additional funds to finance its immediate and long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:
.
•
The Company suspended the development of new pharmacies for a period of time in order to evaluate the potential in existing pharmacies and, where needed, restructure current operations. (See Note 7 for additional information).

•	The Company is aggressively signing up new physicians.
•	The Company is seeking investment capital through the public markets (See Note 6 for additional information).
•	The Company implemented a new marketing strategy to attract business.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

1. ORGANIZATION AND BASIS OF PRESENTATION (continued)

Basis of Presentation

The management of the Company, without audit, prepared the condensed consolidated financial statements for the three months ended March 31, 2005 and 2004. The information furnished has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting. Accordingly, certain disclosures normally included in financial statements prepared in accordance with GAAP have been condensed and consolidated or omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the Company's financial position, results of operations and cash flows have been included and (except as described in Note 3) are only of a normal recurring nature. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results of operations for the year ending December 31, 2005.

The consolidated financial statements include the accounts of eRXSYS, Inc., its wholly owned subsidiary, API, its 51% owned Joint Venture, and its 75% owned APNI. The Company has control over the Joint Venture and APNI. All significant inter-company accounts and transactions have been eliminated in consolidation.

These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements as of December 31, 2004, which are included in the Company’s Annual Report on Form 10-KSB that was filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2005.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories

As of March 31, 2005, inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management’s forecasts for sales of the Company’s products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management’s assumptions about market conditions and future demand for the Company’s products.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories (continued)

Such reserve was insignificant to the accompanying condensed consolidated financial statements. Should the demand for the Company’s products prove to be significantly less than anticipated, the ultimate net realizable value of the Company’s inventories could be substantially less than reflected in the accompanying condensed consolidated balance sheet.

Goodwill and Intangible Assets

Statement of Financial Accounting standard (“SFAS”) No. 142,"Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

For additional information, see the discussion in “Long-Lived Assets” immediately below.

Long-Lived Assets

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144,"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets (continued)

SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

In March 2004, management determined that the license underlying the license agreement entered into with Safescript Pharmacies, Inc. was 100% impaired (See Note 3).

Revenue Recognition

The Company generates revenue from prescription drug sales which are reimbursable by third-party insurance carriers and government agencies. The Company’s ultimate expected revenue may be adjusted for contractual allowances by these third-party insurance carriers and/or government agencies, and are adjusted to actual as cash is received and charges are settled. The Company is monitoring its revenues from these sources and is creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate these potential contractual allowances on a monthly basis. Since the Company is considered to be in the startup stage and lacks sufficient operational history, management is unable to determine the fixed settlement of such revenue. Therefore, the Company is recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, the Company would have recorded additional revenue of approximately $170,000 and $125,000 for the quarters ending March 31, 2005 and 2004, respectively.

The Company accounts for shipping and handling fees and costs in accordance with EITF 00-10 “Accounting for Shipping and Handling Fees and Costs.”Such fees and costs are immaterial to the operations of the Company.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Exit and Disposal Activities

The Company accounts for expenses related to non-discretionary restructuring activities (including workforce reductions) in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit and Disposal Activities.” GAAP prohibits the recognition of an exit-activity liability until (a) certain criteria (which demonstrate that it is reasonably probable that a present obligation to others has been incurred) are met, and (b) the fair value of such liability can be reasonably estimated. The Company recorded a restructuring charge of approximately $194,000 in the quarter ended March 31, 2005. See Note 7 for additional information.

Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25,"Accounting for Stock issued to Employees" and related interpretations. Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123,"Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirement of SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation (continued)

FASB Interpretation No. 44 ("FIN 44"),"Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25,"clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a stock option plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. At March 31, 2005 the Company has one stock-based employee compensation plan.

	Three Months Ended March 31,
	2005	2004

Net loss applicable to common stockholders:
As reported	$(1,103,898)	$(4,237,692)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(4,500)	(9,263)
Pro forma	$(1,108,398)	$(4,246,955)

Basic and diluted loss per common share:
As reported	$(0.03)	$(0.12)
Pro forma	$(0.03)	$(0.12)

The above proforma effects of applying SFAS 123 are not necessarily representative of the impact on the results of operations for future years.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Loss Per Common Share

The Company computes loss per common share using SFAS No. 128 “Earnings Per Share”. Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. There were no dilutive potential common shares at March 31, 2005 or 2004. Because the Company has incurred net losses and there are no potential common shares, basic and diluted loss per common share are the same.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25.

Small Business Issuers are required to apply SFAS No. 123-R in the first interim reporting period that begins after December 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

3. INTANGIBLE ASSETS

In 2003, the Company acquired the rights to an exclusive license ("License") to operate Safescript Pharmacies in California, Oregon, Washington, and Alaska from Safescript Pharmacies, Inc., formerly known as RTIN Holdings, Inc., (the "Licensor"). In connection with this transaction, the Company assumed a note payable to the Licensor

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

3. INTANGIBLE ASSETS (continued)

(See Note 5), executed a new note payable with one of its shareholders who was also its chief executive officer (See Note 5) and paid $370,000 in cash.

On March 12, 2004, the Company entered into a technology license agreement ("Technology License") with Network Technology, Inc. ("RxNT"). The Technology License grants the Company the right to use RxNT’s e-prescribing technology under the Company’s brand name "Assured Script". Pursuant to the Technology License agreement, the Company paid RxNT $50,000 at the execution of the agreement and $50,000 at the launch of the Company’s branded pharmacy. As of March 31, 2005, the Company has paid $100,000 which has been recorded in property and equipment in the accompanying condensed consolidated balance sheet.

On March 17, 2004, the Company filed a lawsuit in Nevada State Court against the Licensor seeking damages, declaratory relief, to rescind the License and to recover the consideration paid therefore. On March 19, 2004, the Licensor filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of the Licensor filing for bankruptcy. The Company refiled substantially the same claim as an adversary proceeding in the Licensor’s bankruptcy case, now pending in the U.S. Bankruptcy court in Tyler, Texas. During the quarter ended March 31, 2004, management determined that the License was 100% impaired based on (a) the uncertainty of the Licensor’s ability to continue as a going concern, which creates substantial doubt about the Licensor’s ability to continue to support their e-prescribing technology, (b) the Company’s dispute with the Licensor, and (c) the Company’s implementation of the RxNT technologies at its first two pharmacies.

4. LINE OF CREDIT

In February 2005, the Company entered into an accounts receivable servicing agreement and a Line of Credit agreement (the “LOC”). These agreements allow the Company to secure financing for inventory purchases over an extended period of time. Under the terms of the LOC agreement, the Company can draw a maximum of $500,000 to purchase inventory. Beginning July 1, 2005, the LOC limit will be increased to $700,000. These agreements are for one year term and shall automatically renew unless either party provides notice of termination within 180 days prior to the end of the effective term. The LOC has an interest rate of 1.25% on the maximum amount outstanding. The LOC is substantially secured by all of the Company's existing and future assets.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

5. NOTES PAYABLE TO RELATED PARTY AND STOCKHOLDERS

The Company assumed a note payable (“Note A”) of approximately $3,177,000 in connection with acquisition of a License (See Note 3), of which $2,000,000 was converted into 4,444,444 shares of the Company’s restricted common stock. The remaining balance of approximately $1,177,000 is payable in monthly installments of $25,000 including interest at 5% per annum with a balloon payment of approximately $802,000 due in December 2004. Note A is secured by the License. At March 31, 2005, the total outstanding principal balance of Note A approximated $1,013,000, and monthly installments were fourteen months in arrears due to the Company’s dispute with the Licensor (see Note 3).

The Company entered into a note payable (“Note B”) with its former Chief Executive Officer (“Former CEO”) for $370,000 in connection with the acquisition of a License (see Note 3). Note B accrued interest at a fixed rate of 5% per annum. Note B was secured by the License and matures in December 2007. In a termination and settlement agreement entered into with the Former CEO on February 1, 2005, the Former CEO agreed to accept $10,000 cash, 494,000 shares of restricted common stock and 1,300,000 of warrants to purchase shares of the Company’s common stock and forever discharge the Company from all liability associated with this debt. Accordingly, the Company has recorded a credit to subscribed stock for $494 and a credit to additional paid in capital for $118,006 (the estimated fair value of the stock based on the trading price on the settlement date), recorded a credit to additional paid in capital for $329,000 (estimated fair value of the warrants based on the Black-Scholes pricing model on the settlement date) and recorded a loss on settlement of debt of $87,960. At March 31, 2005, the Company has not paid the former CEO the remaining $10,000 principal balance on Note B.

In January 2005, the Company entered into a note payable (“Note C”) with TAPG for $270,000 in connection with establishing pharmacies in the Northwestern United States (see Note 3). Note C is to be funded by TAPG LLC in monthly installments of $45,000 up to a maximum of $270,000. Note C accrues interest at a fixed rate of 7% per annum. Note C is secured by the assets of the Northwestern pharmacies of APNI, which eRXSYS has a controlling interest of 75%. However, the Company has received only $40,000 during the first quarter of 2005.

During the first quarter of 2005, the Company entered into four 90 day note payables with three separate stockholders. Three of the notes totaling $190,000 are unsecured and have a fixed interest rate of 3% per annum. The remaining note in the amount of 50,000 is unsecured and has a fixed interest rate of 7.5% per annum.

During the quarter ended March 31, 2005, the Company repaid the balance of a note payable of $125,000 to a Company that is owned by the Company's current chief executive officer.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

6. EQUITY TRANSACTIONS

Common Stock

During the three months ended March 31, 2005, the Company commenced an exempt offering of units to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. This offering is currently ongoing. Each unit is priced at $0.80 and consists of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for thirty six months after the close of the offering. Subsequent to March 31, 2005, the Company has received proceeds of $514,200 from 9 accredited investors for a total of 642,750 units.

During the three months ended March 31, 2005, the Company issued 100,000 shares of restricted common stock to two consultants in connection with services rendered valued at $38,000 (estimated to be the fair value based on the trading price on the issuance date).

During the three months ended March 31, 2005, the Company issued 124,997 shares of restricted common stock to four independent members of the company’s board of directors for services rendered valued at approximately $41,500 (estimated to be the fair value based on the trading price on the issuance date).

On February 1, 2005, the Company entered into three settlement agreements with three former executive. In accordance with the agreement, the former executives agreed to return 6,514,214 shares of common stock to the Company and the Company agreed to release such former executives from any future liabilities.

7. RESTRUCTURING COSTS

Because the Company’s revenue and operating margin had not grown in line with managements original expectations, the Company adopted a non-discretionary restructuring plan that resulted in a workforce reduction and other cost reductions (collectively, the “Restructuring”) intended to strengthen the Company’s future operating performance. The Company has implemented the Restructuring during the fourth quarter of calendar 2004 through the first quarter of 2005. The Company’s total charge related to this Restructuring was approximately $242,000, which $48,000 was recognized in the fourth quarter of 2004 and $194,000 for the first quarter of 2005.

The Restructuring charge recognized during the first quarter of 2005 is comprised primarily of fixed asset write-offs from the termination of construction work for the Regional Office build in Fort Worth, Texas and the pharmacy build in Santa Monica, California. The Company accounts for the costs associated with exiting an activity, including costs in accordance with SFAS 146.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

8. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. The Company believes it possesses adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that the Company will not be sued, that any such lawsuit will not exceed our insurance coverage, or that it will be able to maintain such coverage at acceptable costs and on favorable terms.

Safescript Pharmacies, Inc. (formerly known as RTIN, Inc.) failed to provide us with essential services as set forth in the license agreement that they entered into and this has forced us to terminate our use of all technology granted under the license agreement entered into with Safescript Pharmacies, Inc. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.’s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.’s bankruptcy case, which was pending in the U.S. Bankruptcy Court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

On April 14, 2004, a former officer filed a lawsuit against the Company in Orange County California Superior Court. The former officer is seeking additional compensation in the amount of $213,000 and other relief that the court deems just and appropriate. This lawsuit is in the early stages and its outcome is not reasonably predictable. Management believes the lawsuit is without merit and the Company is aggressively defending this case.

Other than as disclosed herein, the Company is not currently involved in any litigation which it believes could have a material adverse effect on its financial position or results of operations.

eRXSYS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2005

9. LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the three months ended March 31:

	2005	2004

Numerator for basic and diluted loss per common share:
Net loss charged to common stockholders	$(1,103,898)	$(4,237,065)

Numerator for basic and diluted loss per common share:

Weighted average number of shares outstanding	40,876,237	36,200,802
Basic and diluted loss per common share	$(0.03)	$(0.12)

10. SUBSEQUENT EVENTS

In April 2005, the Company entered into a billing and collection services agreement for all Workers Compensation related issues with Pacific Health Billing Services, Inc (PHBS). Under the terms of the contract, PHBS will provide settlement presentation before the Workers Compensation Appeals Board. These services will assist in the Company’s effort to collect on pass workman’s comp related transactions and any pharmaceutical claims.

Subsequent to March 31, 2005, the Company issued 1,500 shares of restricted common stock in connection with consulting services rendered by a member of our advisory board. Such shares are valued at $495 (estimated to be the fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act.

Subsequent to March 31, 2005, the Company issued 494,000 shares of restricted common stock to the Former CEO pursuant to a settlement agreement entered into on February 1, 2005 (see Note 5). These shares were issued pursuant to Section 4(2) of the Securities Act.

Changes In and Disagreements with Accountants

Morgan & Company (the "Former Accountant") resigned as our principal accountants on October 28, 2003. We engaged Squar, Milner, Reehl & Williamson, LLP ("Squar Milner") as our principal accountants effective October 28, 2003. The decision to change accountants was approved by our board of directors.  We did not consult with Squar Milner on any matters prior to retaining them as our principal accountants.

The Former Accountant's report dated February 24, 2003 on our consolidated financial statements as of and for the fiscal year ended November 30, 2002 and the Former Accountant's report dated March 3, 2002 on our consolidated financial statement as of and for the fiscal year ended November 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits for the fiscal years ended November 30, 2001, and November 30, 2002, and the subsequent reviews of interim periods through October 28, 2003, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their report on the financial statements for such periods.

In connection with the audits for the fiscal years ended November 30, 2001, and November 30, 2002, and the subsequent interim period ending October 28, 2003, the Former Accountant did not advise us with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

We provided the Former Accountant with a draft copy of the disclosure in the current report on Form 8-K disclosing the resignation of the Former Accountant on October 28, 2003 and the Former Accountant furnished us with a letter addressed to the Securities and Exchange Commission stating that they agreed with such disclosures.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

We have not entered into an individual contracts with our directors or officers to modify the extend of such indemnification.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the company, or is or was serving at the request of the Company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 393
Federal Taxes	$ Nil
State Taxes and Fees	$ Nil
Transfer Agent Fees	$ 1,000
Accounting fees and expenses	$ 45,000
Legal fees and expenses	$ 25,000
Total	$ 71,393

All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

During the first quarter of 2005, we commenced an exempt offering of units to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. This offering is currently ongoing. Each unit is priced at $0.80 and consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for thirty six months after the close of the offering. As of June 14, 2005, we received proceeds of $514,200 from 9 accredited investors for a total of 642,750 units. No commissions were paid on the issuance of these shares. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. The stock certificates, when issued, will have the appropriate legends affixed to the restricted stock.

During the second quarter of 2005, we issued 1,500 shares of restricted common stock in connection with consulting services rendered by a member of our advisory board. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the second quarter of 2005, we issued 494,000 shares of restricted common stock to a former officer and director pursuant to a settlement agreement entered into on February 1, 2005. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the first quarter of 2005, we issued 100,000 shares of restricted common stock to two consultants in connection with services rendered. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the first quarter of 2005, we issued 124,997 shares of restricted common stock to four independent members of our board of directors in advance of services to be rendered for the year ended December 31, 2005. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended December 31, 2004, we issued 74,997 shares of restricted common stock in connection with services rendered during the year ended December 31, 2004 by four independent members of our board of directors. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended September 30, 2004, we issued 25,003 shares of restricted common stock in connection with services rendered by two independent members of our board of directors. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended September 30, 2004, we issued 40,000 shares of restricted common stock in connection with consulting services rendered by four members of our advisory board. These shares were issued pursuant to Section 4(2) of the Securities Act. Each advisory board member received 10,000 shares of restricted common stock. We did not engage in any general solicitation or advertising.

On June 17, 2004, we completed an exempt offering of units to thirty-eight accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. Each unit was priced at $0.80 and consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for twenty-four months after the close of the offering. We received proceeds of $2,650,153 net of broker/dealer commission and legal fees related to the offering in the amount of $306,548. We issued 7,391,750 shares of restricted common stock and 3,695,875 warrants in connection with this offering. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, in connection with the extension of a consulting agreement, we issued 150,000 shares of restricted common stock, with 350,000 warrants to purchase 350,000 shares of common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, for services valued at approximately $70,500 (estimated to be fair value based on the trading price on the issuance date) and included in consulting and other compensation in the accompanying condensed consolidated statements of operations. These shares and warrants were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, we issued 126,625 shares of restricted common stock to consultants for services rendered valued at approximately $62,000 (estimated to be fair value based on the trading price on the issuance date). These shares and warrants were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, we issued 100,000 warrants to purchase 100,000 shares of the Company’s common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, to a consultant. These warrants were issued pursuant to Section 4(2) of the Securities Act . We did not engage in any general solicitation or advertising.

During the three months ended March 31, 2004, we issued 1,050,000 shares of restricted common stock to consultants for services rendered valued at approximately $468,000 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended March 31, 2004, we issued 20,000 shares of restricted common stock in connection with notes payable issued to certain shareholders and certain third parties valued at approximately $9,500 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the one month transition period ended December 31, 2003, we issued 1,544,149 shares of restricted common stock to consultants for services rendered valued at approximately $664,000 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

On September 17, 2003, we completed an exempt offering of common stock at the price of $0.25 per share. Twenty-nine accredited investors and fifteen unaccredited investors purchased shares in this offering. We received total proceeds in the amount of $1,330,750 and issued 5,323,000 shares of our restricted common stock. This exempt offering was conducted pursuant to Rule 506 of Regulation D under the Securities Act. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock. Subsequent to November 30, 2003, we issued 46,400 shares of restricted common stock to finders in connection with this exempt offering.

During the year ended November 30, 2003, we issued 4,013,600 shares of restricted common stock to various consultants estimated to be valued at $1,329,008 based on the market prices on the issuance dates. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.

During the year ended November 30, 2003, we issued 4,444,444 shares of restricted common stock to retire $2,000,000 of a note payable. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.

In November 2003, we agreed to issue 1,000,000 shares of restricted common stock in connection with the extension of certain consulting contracts. In accordance with this agreement, 600,000 shares were issued in November 2003 and the remaining 400,000 shares were issued in December 2003 and January 2004. The estimated fair value of the 1,000,000 shares was $320,000 based on the trading price on the issuance dates. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.

On September 5, 2003, we issued 1,273,600 shares to our officers and employees in settlement of accrued consulting and salary expense. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act.

Item 27. Exhibits
Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	By-laws, as amended (1)
4.1	Sample Share Certificate (1)
5.1	Opinion of Cane Clark LLP, with consent to use (1)
10.1	License Agreement between RTIN Holdings, Inc. and RxSystems, Inc. (2)
10.2	Assignment of Safescript Pharmacies (f/k/a RTIN Holdings, Inc.) License from RxSystems, Inc. to Surforama.com, Inc. (2)
10.3	Amendment to the License Agreement (3)
10.4	Second Amendment to License Agreement (4)
10.5	Agreement for Payment Pursuant to Assignment of License Agreement (3)
10.6	Cancellation of Debt and Assignment Agreement for CMSA of Fresno, CA (5)
10.7	Amendment to Cancellation of Debt and Assignment Agreement for CMSA of Fresno, CA (5)
10.8	Termination and Settlement Agreement with David Parker (6)
10.9	Settlement Agreement with Ronald Folse (6)
10.10	Termination and Settlement Agreement with A.J. LaSota (6)
10.11	Agreement with TPG (5)
10.12	Agreement with TAPG (7)
10.13	Promissory Note with Robert James, Inc. (8)
10.14	Loan and Security Agreement with TAPG LLC (8)
10.15	Secured Promissory Note with VVPH (8)
10.16	Secured Promissory Note with Steven Rosner (8)
10.17	Secured Promissory Note with Steven Rosner (8)
10.18	Accounts Receivable Servicing Agreement with Mosaic Financial Services LLC (8)
10.19	Line of Credit Agreement with Mosaic Financial Services LLC (8)
10.20	Promissory Note with Weil Consulting Corporation (8)
23.1	Consent of Squar, Milner, Reehl & Williamson, LLP, Independent Registered Public Accounting Firm
(1)	Previously included as an exhibit to the registration statement filed on Form SB-2 on December 15, 2004
(2)	Incorporated by reference to Current Report on Form 8-K filed May 28, 2003
(3)	Incorporated by reference to Current Report on Form 8-K filed July 21, 2003
(4)	Incorporated by reference to Quarterly Report on Form 10-QSB for the three month period ended August 31, 2003 and filed on October 20, 2003
(5)	Incorporated by reference to Annual Report on Form 10-KSB/A for the year ended November 30, 2003 filed on March 23, 2004
(6)	Incorporated by reference to Current Report on Form 8-K filed February 7, 2005
(7)	Incorporated by reference to Current Report on Form 8-K filed April 21, 2004
(8)	Incorporated by reference for Annual Report on Form 10-KSB for the year ended December 31, 2004 and filed on April 15, 2005

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act ;

(b)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

(c)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act , and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act , and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, California on June 14, 2005.

eRXSYS, Inc.

By:
                /s/ Robert DelVecchio
                      Robert DelVecchio
                      Chief Executive Officer,
                      Chief Financial Officer and Director

             In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated:

By:                                                                                                                     By:
                /s/ James Manfredonia                                                                              /s/ Richard Falcone
                      James Manfredonia                                                                                    Richard Falcone
                      Director                                                                                                         Director
                      June 14, 2005                                                                                                June 14, 2005